UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
Information Required in Proxy Statement
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KYMERA THERAPEUTICS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KYMERA THERAPEUTICS, INC.

500 North Beacon Street, Fourth Floor, Watertown, MA 02472

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To be held June 18, 2024

Notice is hereby given that the 2024 Annual Meeting of Shareholders, or Annual Meeting, of Kymera Therapeutics, Inc., will be held online on June 18, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2024.

The purpose of the Annual Meeting is the following:

1.

To elect three class I directors to our board of directors, to serve until the 2027 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

4.	To approve an amendment to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan; and

5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders of record at the close of business on April 19, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of the three nominees for class I directors; “FOR” the advisory resolution to approve the compensation of our named executive officers, as disclosed in the accompanying proxy statement; “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024; and “FOR” the approval of Amendment No. 1 to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan, as disclosed in the accompanying proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We will mail the Notice of Availability on or about April 24, 2024, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, including our proxy statement, our 2023 Annual Report and a form of proxy card, free of charge, please follow the instructions on the Notice of Availability.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/KYMR2024. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card. Voting promptly will help avoid the additional expense of further solicitation to ensure a quorum at the meeting.

You may also access our proxy materials at the following website: www.virtualshareholdermeeting.com/KYMR2024. If you have any questions regarding the accompanying proxy materials, you may contact Morrow Sodali LLC, our proxy solicitor, toll-free at (800) 662-5200 or email at KYMR@info.morrowsodali.com. Banks, brokers, trustees and other nominees may call collect at (203) 658-9400.

By order of the Board of Directors,

/s/ Nello Mainolfi
Nello Mainolfi
President and Chief Executive Officer

Watertown, Massachusetts

April 24, 2024

GENERAL INFORMATION	2
PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS	8
PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	15
PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	16
PROPOSAL NO. 4 - APPROVAL OF AMENDMENT NO. 1 TO THE KYMERA THERAPEUTICS, INC. 2020 STOCK OPTION AND INCENTIVE PLAN	18
CORPORATE GOVERNANCE	24
COMPENSATION DISCUSSION AND ANALYSIS	31
COMPENSATION AND TALENT COMMITTEE REPORT	45
DIRECTOR COMPENSATION	58
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	64
PRINCIPAL SHAREHOLDERS	66
REPORT OF THE AUDIT COMMITTEE	70
HOUSEHOLDING	71
SHAREHOLDER PROPOSALS	71
OTHER MATTERS	72
APPENDIX A	A-1
APPENDIX B	B-1

KYMERA THERAPEUTICS, INC.

500 North Beacon Street, Fourth Floor, Watertown, MA 02472

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2024

This proxy statement contains information about the 2024 Annual Meeting of Shareholders, or the Annual Meeting, of Kymera Therapeutics, Inc., which will be held on June 18, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting online and vote electronically at www.virtualshareholdermeeting.com/KYMR2024. The board of directors of Kymera Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Kymera Therapeutics,” “we,” “us,” and “our” refer to Kymera Therapeutics, Inc. The mailing address of our principal executive office is Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472.

In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice of Internet Availability of Proxy Materials, or Notice of Availability, or the proxy card at www.virtualshareholdermeeting.com/KYMR2024. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting. You will not be able to attend the 2024 Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2023 available to shareholders on or about April 24, 2024.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on June 18, 2024:

This proxy statement and our 2023 Annual Report to Shareholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any shareholder upon written request to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

KYMERA THERAPEUTICS, INC

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

When is this proxy statement and the accompanying materials scheduled to be sent to shareholders?

We have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, on or about April 24, 2024, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2024 Annual Meeting of Shareholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2023 Annual Report to Shareholders, or the 2023 Annual Report, will be mailed or made available to shareholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most shareholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about April 24, 2024. The Notice of Availability provides instructions as to how shareholders may access and review our proxy materials, including the Notice of the 2024 Annual Meeting of Shareholders, this proxy statement, the proxy card and our 2023 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, shareholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2024 Annual Meeting of Shareholders, this proxy statement and our 2023 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors, officers and employees, as well as Morrow Sodali LLC, our proxy solicitation firm, may solicit proxies on behalf of the board of directors in person, by mail, telephone, fax and other electronic means.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. We have retained Morrow Sodali LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $20,000 plus reimbursement of out-of-pocket expenses. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

When is the record date for the Annual Meeting?

The record date for determination of shareholders entitled to vote at the Annual Meeting is the close of business on April 19, 2024.

How many votes can be cast by all shareholders?

There were 61,358,262 shares of our common stock, par value $0.0001 per share, outstanding on April 19, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of the Shareholders on June 18, 2024, or the Annual Meeting. Each shareholder of record is entitled to one vote for each share of our common stock held by such shareholder. None of our shares of undesignated preferred stock were outstanding as of April 19, 2024.

How do I vote?

If you are a shareholder of record, there are several ways for you to vote your shares.

•

By Internet prior to the Annual Meeting. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received no later than 11:59 p.m. Eastern Time on June 17, 2024.

•

By QR Code. You may vote using your mobile device to scan the QR code on your proxy card. Votes submitted by scanning your QR code must be received no later than 11:59 p.m. Eastern Time on June 17, 2024.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received no later than 11:59 p.m. Eastern Time on June 17, 2024.

•

By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received no later than June 17, 2024.

•

During the Annual Meeting. You may vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/KYMR2024. You will be required to enter the control number provided in the Notice of Availability or the proxy card. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Kymera Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/KYMR2024 and enter the control number provided in the Notice of Availability. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on June 18, 2024. We encourage shareholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin at 8:15 a.m. Eastern Time, and you should allow ample time before the meeting for check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/KYMR2024 and following the instructions there. Only shareholders will be able to submit a question. Shareholders will be able to submit questions upon logging into the virtual platform 15 minutes prior to the start of the Annual Meeting. The question portal will close after the preliminary results of the voting are reported. In order to provide an opportunity to as many shareholders as possible who wish to ask a question, each shareholder will be limited to one question. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

How do I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There are 61,358,262 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 30,679,132 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws.

Each holder of common stock is entitled to one vote for each share held by such shareholder as of the record date on each matter to come before the Annual Meeting, including the election of a director. Votes cast during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Each of Proposal No. 1, Proposal No. 2 and Proposal No. 4 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to these proposals, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 3 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the proposal, meaning that the three director nominees receiving the most votes “FOR” will be elected. If nominees are unopposed, election requires only a single “FOR” vote. Shares voting “withheld” have no effect on the election of directors.

The vote required, and the method of calculation, for each proposal at the Annual Meeting is described below.

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers	Majority of votes cast	No
Approval of the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of votes cast	Yes
Approval of Amendment No. 1 to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan	Majority of votes cast	No

Proposal One - Election of Directors

The three class I director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or you may vote “FOR” all nominees except for any nominee you “WITHHOLD” by specifying the name of the nominee on your proxy card. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two - Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Three - Approval of the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

Proposal Four - Approval of Amendment No. 1 to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

How may shareholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (B) the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made.

In addition, any shareholder proposal intended to be included in the proxy statement for the next annual meeting of our shareholders in 2025 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 26, 2024. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2025. Shareholder proposals and the required notice should be addressed to our Secretary at our principal executive offices at the address set forth above.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of eleven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D.C.M., and their terms will expire at the Annual Meeting;

•

the class II directors are Jeffrey Albers, J.D., MBA, Felix J. Baker, Ph.D., Joanna Horobin, M.B., Ch.B. and Leigh Morgan, and their terms will expire at the annual meeting of shareholders to be held in 2025; and

•

the class III directors are Bruce Booth, D.Phil., Elena Ridloff, CFA, John Maraganore, Ph.D. and Nello Mainolfi, Ph.D., and their terms will expire at the annual meeting of shareholders to be held in 2026.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote at an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Our board of directors has nominated Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D.C.M., for election as the class I directors at the Annual Meeting. All of the nominees are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. Our priority in selection of board members is identification of members who will further the interests of our shareholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards.

Board Diversity Matrix

In accordance with Nasdaq’s Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our board diversity statistics. The rule’s minimum diversity objective is two diverse directors, including one who self-identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander. Our board currently includes three directors who self-identify as female, and one director who self-identifies as an underrepresented minority or as LGBTQ+.

As of March 31, 2024
Total Number of Directors	11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	-	1
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did Not Disclose Demographic Background	1

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our Nominating and Corporate Governance Committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Kymera Therapeutics and our board of directors.

To see our Board Diversity Matrix as of April 27, 2023, please refer to our definitive proxy statement filed with the SEC on April 27, 2023.

Nominees for Election as Class I Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2024.

Name	Positions and Offices Held with Kymera Therapeutics	Director Since	Age
Pamela Esposito, Ph.D.	Director	2020	50
Gorjan Hrustanovic, Ph.D.	Director	2020	35
Victor Sandor, M.D.C.M.	Director	2022	57

Pamela Esposito, Ph.D. Dr. Esposito has served as a member of our board of directors since September 2020. She served as Chief Business Officer of Replimune Group, Inc. from November 2015 to March 2024, where she was a founding executive team member and the first U.S. employee of the company. During her tenure at Replimune, Dr. Esposito led strategy, business development, capital raising, investor relations and external communications. Currently, she is a consultant to Replimune. Previous to her position at Replimune, she was Chief Business Officer at Ra Pharmaceuticals, Inc. from 2013 to 2015. As a member of Ra Pharmaceuticals, Inc.’s senior management team, Dr. Esposito played a leadership role in strategy, helping Ra Pharmaceuticals, Inc. transform from a discovery platform to a clinical-stage company. Prior roles include strategy and business development positions at Angiochem Inc, BioVex Group, Inc. and Bioduro. Dr. Esposito serves as a member of the board of directors of a privately held company. Dr. Esposito earned a Ph.D. in Pharmacology from Tufts University School of Medicine in 2002 and a B.A. in Biochemistry/Molecular Biology from Dartmouth College. We believe Dr. Esposito is qualified to serve on our board of directors because of her extensive experience in the life sciences industry in operational roles for high-growth life science companies.

Gorjan Hrustanovic, Ph.D. Dr. Hrustanovic has served as a member of our board of directors since March 2020. Dr. Hrustanovic is a Managing Director at BVF Partners L.P. where he focuses on biotechnology and therapeutic investments. Dr. Hrustanovic is a member of the board of directors of Olema Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, as well as Rain Therapeutics, Inc., a publicly traded biopharmaceutical company, and serves as a member of the board of directors of several privately held companies. Dr. Hrustanovic received his B.S. in molecular biology and economics/management science from the University of California, San Diego and a Ph.D. in Biomedical Sciences, Cancer Biology and Cell Signaling from the University of California, San Francisco. We believe Dr. Hrustanovic is qualified to serve as a member of our board of directors due to his experience in the life sciences industry as a venture capitalist and a director.

Victor Sandor, M.D.C.M. Dr. Sandor has served as a member of our board of directors since November 2022. He was most recently Chief Medical Officer at Array Biopharma, Inc. from September 2014 until its acquisition in July 2019 by Pfizer Inc. Dr. Sandor is also a member of the board of directors of Prelude Therapeutics Incorporated, a publicly traded precision oncology company, ADCT Therapeutics SA, a publicly traded antibody drug conjugate company, and Merus N.V., a publicly traded oncology company. He also serves as a member on the board of directors of a privately held company. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation. Dr. Sandor was also Vice President and Chief Medical Officer for Oncology at Biogen Idec and held positions of increasing responsibility in oncology product development at AstraZeneca. Dr. Sandor received his M.D.C.M. from McGill University and completed his fellowship in Medical Oncology at the National Institutes of Health. We believe Dr. Sandor is qualified to serve as a member of our board of directors due to his medical expertise and extensive industry experience.

Vote Required and Board of Directors’ Recommendation

The three nominees for class I director who receive the most “FOR” votes (also known as a plurality) will be elected. Shares that are voted “withheld” and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as directors, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of class I directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Pamela Esposito, Ph.D., Gorjan Hrustanovic, Ph.D. and Victor Sandor, M.D.C.M., as the class I directors, to serve for a three-year term ending at the annual meeting of shareholders to be held in 2027.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2024.

Name	Position and Offices Held with Kymera Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Jeffrey Albers, J.D., MBA	Director	2020	Class II – 2025	52
Felix J. Baker, Ph.D.	Lead Independent Director	2024	Class II – 2025	55
Joanna Horobin, M.B., Ch.B.	Director	2018	Class II – 2025	69
Leigh Morgan	Director	2022	Class II – 2025	56
Bruce Booth, D.Phil.	Founder, Chair	2015	Class III – 2026	49
Nello Mainolfi, Ph.D.	Founder, President, Chief Executive Officer and Director	2019	Class III – 2026	45
Elena Ridloff, CFA	Director	2021	Class III – 2026	44
John Maraganore, Ph.D.	Director	2022	Class III – 2026	61

Class II Directors (Term Expires at the 2025 Annual Meeting of Shareholders)

Jeffrey Albers, J.D., MBA. Mr. Albers has served as a member of our board of directors since July 2020. Mr. Albers has more than 20 years of experience bringing important new medicines to patients with cancer and rare diseases in leadership roles in the biopharmaceutical industry. He is currently serving as the Chair of the board of directors of Blueprint Medicines Corp., or Blueprint, and served as Blueprint’s Executive Chair from April to December 2022 and Chief Executive Officer from July 2014 to August 2022, and as a member of the board of directors since July 2014. During that time, he led the research-stage company through an initial public offering and now to a fully integrated, global biotechnology company. Mr. Albers previously served as President of Algeta ASA from January 2012 to April 2014, where he oversaw the successful commercial launch of a targeted cancer therapy prior to its acquisition by Bayer. Prior to Algeta, he held senior commercial and corporate development positions at Genzyme (now a division of Sanofi) from July 2005 to November 2011, most recently as vice president of the U.S. hematology and oncology business unit. Earlier in his career from 2000 to 2005, Mr. Albers was a life sciences corporate attorney at Mintz Levin Cohn Ferris Glovsky & Popeo. He currently serves on the board of directors of Spyre Therapeutics., a publicly traded biotechnology company and serves as a member of the board of directors of several privately held companies. He currently serves as a Venture Partner at Atlas Venture and is on the Board of Advisors for Life Sciences Cares. He holds a B.S. from Indiana University and an MBA and J.D. from Georgetown University. We believe that Mr. Albers is qualified to serve on our board of directors due to his broad leadership experience in the life sciences industry.

Felix J. Baker, Ph.D. has served as our Lead Independent Director and on our board of directors since March   2024. Dr. Baker is a Managing Member of Baker Brothers Investments which Dr. Baker founded, together with his brother Julian Baker, in 2000. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He serves on the boards of Bicycle Therapeutics PLC, Kodiak Sciences, Inc., Kiniksa Pharmaceuticals, Ltd., and IGM Biosciences, Inc. We believe Dr. Baker is qualified to serve on our board of directors due to his extensive experience in the biotechnology industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

Joanna Horobin, M.B., Ch.B. Dr. Horobin has served as a member of our board of directors since May 2018. Dr. Horobin served as the Senior Vice President and Chief Medical Officer of Idera Pharmaceuticals, Inc., or Idera, a publicly traded clinical-stage biopharmaceutical company focused on the clinical development, and ultimately the commercialization, of drug candidates for both oncology and rare disease indications, from November 2015 until July 2019. Prior to joining Idera, Dr. Horobin served as the Chief Medical Officer of Verastem, Inc., a publicly traded biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, from September 2012 to July 2015.

Dr. Horobin currently serves as a member of the board of directors of Liquidia Corporation, a publicly traded biotechnology company, and from December 2020 until December 2023 served as a member of the board of Vyant Bio Inc., a publicly traded biotechnology company. She also serves as a member of the board of directors of a privately held company. Dr. Horobin received her medical degree from the University of Manchester, England. We believe Dr. Horobin is qualified to serve on our board of directors due to her extensive industry experience and knowledge in drug development and commercialization.

Leigh Morgan Ms. Morgan has served as a member of our board of directors since July 2022. Leigh Morgan is a senior executive with experience scaling profitable, high performing organizations in domestic, global, and highly regulated market sectors. She currently is President and CEO of Imaginal Leadership Strategies LLC. She has served as an Executive in Residence from February 2018 to February 2019 and Chief Strategy & Operating Officer of Nia Tero Foundation from March 2019 to September 2023. Prior to Nia Tero, she served as Chief Operating Officer of the Bill & Melinda Gates Foundation from September 2014 to May 2017. She also serves as a member of the board of directors of a privately held company. She brings deep strategy, operations, human resource, M&A, and public-private partnership competencies to risk/governance oversight roles in the biopharmaceutical sector. As an executive in prominent global brands, she also brings deep insight into the evolving role of business in society including diversity, equity and inclusion (DE&I). She holds a master’s degree in organizational development from the American University and a B.A. from Duke University. We believe Ms. Morgan is qualified to serve on our board of directors due to her experience in human resources, governance and scaling high performing organizations.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Class III Directors (Term Expires at the 2026 Annual Meeting of Shareholders)

Bruce Booth, D.Phil. Dr. Booth has served as Chairman of our board of directors and has been a member of our board of directors since September 2015. Dr. Booth was our co-founder, President and Chief Executive Officer from September 2015 to August 2017. Dr. Booth joined Atlas Venture in 2005, and currently serves as a partner of Atlas Venture. Previously, from 2004 to 2005, Dr. Booth was a principal at Caxton Health Holdings L.L.C., a healthcare-focused investment firm, where he focused on the firm’s venture capital activities. He currently serves as chair of the board of directors of AVROBIO Inc. and Vigil Neuroscience, Inc. both publicly traded biotechnology companies. He also serves as either Chair or member of the board of directors of multiple privately held companies. Dr. Booth holds a D.Phil. in molecular immunology from Oxford University’s Nuffield Department of Medicine and a B.S. in biochemistry from Pennsylvania State University. Dr. Booth’s qualifications to sit on our board of directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development, and business strategy of multiple start-up companies in the life sciences sector.

Nello Mainolfi, Ph.D. Dr. Mainolfi has served as our co-founder, President, Chief Executive Officer and a member of our board of directors since November 2019. Previously, Dr. Mainolfi served as President and Chief Scientific Officer from June 2019 to November 2019, Chief Scientific Officer from January 2019 to June 2019, Chief Technology Officer from October 2017 to January 2019, and Vice President of Drug Discovery from May 2016 to September 2017. Prior to founding Kymera, Dr. Mainolfi was an entrepreneur in residence at Atlas Venture from January 2016 to June 2018 and has since transitioned to a role as an advisor. From January 2015 to April 2016, Dr. Mainolfi also held various roles at Raze Therapeutics, Inc., including as the Senior Director, Head of Drug Discovery from January 2016 to April 2016 and as Director, Head of Chemistry from

January 2015 to January 2016. Prior to that, Dr. Mainolfi worked at the Novartis Institutes for Biomedical Research from October 2007 to January 2015, leading teams to identify multiple novel potential medicines that have entered clinical development across a series of disease areas. Dr. Mainolfi holds a Ph.D. from King’s College, University of London and a BSc from Queen Mary, University of London. We believe Dr. Mainolfi is qualified to serve as a member of our board of directors due to his significant history with the company, as well as his extensive experience in drug development and the life sciences industry.

Elena Ridloff, CFA. Ms. Ridloff has served as a member of our board of directors since March 2021. Ms. Ridloff has served as the Chief Financial Officer of Sionna Therapeutics, Inc., a life sciences company, since September 2021. Ms. Ridloff previously served as the Executive Vice President and Chief Financial Officer of ACADIA Pharmaceuticals Inc., or ACADIA, a publicly traded pharmaceutical company. Ms. Ridloff joined ACADIA in April 2018 as Senior Vice President, Investor Relations, where she led investor and financial communications activities, and served as ACADIA’s Chief Financial Officer from October 2018 to September 2021. Before ACADIA, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc., or Alexion, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also spent over a decade as an institutional investor and from July 2005 to January 2012 served as Managing Director at Maverick Capital, a hedge fund, where she was responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania and is a Chartered Financial Analyst. Ms. Ridloff also serves as a member on the board of directors of Kronos Bio, Inc., a publicly traded biotechnology company. We believe Ms. Ridloff is qualified to serve on our board of directors due to her financial and accounting expertise and her experience in the finance and life sciences industries.

John Maraganore, Ph.D. Dr. Maraganore has served as a member of our board of directors since January 2022. Dr. Maraganore is the principal of JMM Innovations, LLC, and currently serves as a Venture Partner at ARCH Venture Partners, a Venture Advisor at Atlas Venture, and a Senior Advisor at Blackstone Life Sciences. Previously, Dr. Maraganore served as the Chief Executive Officer and a member of the board of directors of Alnylam Pharmaceuticals, Inc. from December 2002 to December 2021, and as President of Alnylam from December 2002 to December 2007. Dr. Maraganore is a member of the board of directors of Beam Therapeutics Inc., ProKidney Corp., and Takeda Pharmaceuticals, all publicly traded biotechnology companies; and he is also a member on the Board of the Biotechnology Industry Organization, of which he was previously Chair, and as a member of the BIO Executive Committee. He also previously served on the board of directors of bluebird bio, Inc. from January 2012 to September 2017 and on the board of directors of Agios Pharmaceuticals, Inc from June 2010 to May 2023. Dr. Maraganore holds a B.A. in biological sciences from the University of Chicago and an M.S. and a Ph.D. in biochemistry and molecular biology from the University of Chicago. We believe that Dr. Maraganore’s experience as Chief Executive Officer of a public biotechnology company and as a board member of other public biotechnology companies qualify him to serve as a member of our board of directors.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors and sets forth their current positions at Kymera Therapeutics and their ages as of March 31, 2024.

Name	Position Held with Kymera Therapeutics	Officer Since	Age
Jared Gollob, M.D.	Chief Medical Officer	2018	60
Bruce Jacobs, CFA, MBA	Chief Financial Officer	2019	54
Ellen Chiniara, J.D.	Chief Legal Officer and Corporate Secretary	2023	65
Jeremy Chadwick, Ph.D.	Chief Operating Officer	2023	61

Jared Gollob, M.D. Dr. Gollob has served as our Chief Medical Officer since September 2018. Prior to joining Kymera, Dr. Gollob was Vice President of Clinical Development and Global Vice President of Medical Affairs for Amyloidosis from June 2012 to August 2018 and Senior Director, Clinical Research from October 2007 to May 2012 at Alnylam Pharmaceuticals, Inc., where he led early and late-stage clinical programs in infectious disease, oncology, and amyloidosis that provided that first proof of concept in humans for RNA interference therapeutics. Dr. Gollob has previously held academic positions at Harvard Medical School and Duke University School of Medicine, and was on staff at Dana-Farber Cancer Institute, Beth Israel Deaconess Medical Center and Duke University Medical Center, where he was engaged in both clinical and laboratory research in oncology and immunology. Dr. Gollob received his B.A. and M.D. from Columbia University and completed clinical training in internal medicine and medical oncology at Massachusetts General Hospital and the Dana-Farber Cancer Institute, respectively.

Bruce Jacobs, CFA, MBA. Mr. Jacobs has served as our Chief Financial Officer since July 2019. Mr. Jacobs has more than twenty-five years of experience in health care financial services, investment banking and equity research. He was previously managing partner for Westfield Capital Management, or Westfield, a Boston-based equity investment firm from April 2004 to June 2019, also serving on Westfield’s management committee and as health care team lead. Mr. Jacobs graduated magna cum laude from the Wharton School of the University of Pennsylvania, earned an MBA from the Harvard Business School and is a Chartered Financial Analyst. Mr. Jacobs currently serves on the board of directors of the Boys & Girls Clubs of Boston and on the Board of Advisors for Life Sciences Cares.

Ellen Chiniara, J.D. Ms. Chiniara has served as our Chief Legal Officer since January 2023. Ms. Chiniara has more than thirty years legal experience in the life sciences and healthcare industries. Prior to joining Kymera, Ms. Chiniara served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Alexion Pharmaceuticals from February 2018 until its acquisition by AstraZeneca in July 2021, where she was responsible for all legal, intellectual property and governance matters, and was the executive sponsor of the Corporate Social Responsibility program. Prior to Alexion, from October 2006 until its acquisition by Abott Laboratories in October 2017, Ms. Chiniara was General Counsel at Alere Inc., a point-of-care diagnostics company, where she oversaw legal, government affairs, and governance functions. Earlier in her career, she was responsible for the legal function of the US neurology division at Serono and was a Partner at the law firm Hale and Dorr LLP. Ms. Chiniara currently serves as a member of the board of directors at Compass Therapeutics. She graduated magna cum laude from Bryn Mawr College and earned her Juris Doctor from Stanford University School of Law.

Jeremy Chadwick, Ph.D. Dr. Chadwick has served as our Chief Operating Officer since May 2023. Dr. Chadwick has more than thirty years of experience in the life sciences and pharmaceutical industries. Prior to joining us, Dr. Chadwick served as Senior Vice President, Head of Global Development Office R&D at Takeda from January 2019 to May 2023. During his time at Takeda, Dr. Chadwick’s responsibilities included Head of Global Regulatory Affairs from January 2019 to January 2022, as well as managing Global Drug Safety, Global Clinical Supply Chain and several groups supporting Global Development Operations. Prior to its acquisition by Takeda, Dr. Chadwick served as Group Vice President and Head of Clinical Development Operations at Shire Pharmaceuticals from December 2012 to January 2019. Earlier in his career, Dr. Chadwick held a number of senior development roles with broad responsibilities including program management, development operations, regulatory affairs, biostatistics and data management at The Medicines Company, Synta Pharmaceuticals Corp., Vertex Pharmaceuticals Inc. and Glaxo Group Research. He earned his M.S. and Ph.D. in Statistics from the University of London and a B.S. in Mathematics from De Montfort University in the United Kingdom.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 - NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This is commonly known as a “Say-on-Pay” proposal. At our 2022 Annual Meeting of Shareholders, our shareholders approved one year as the preferred frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our shareholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Accordingly, we are asking our shareholders to vote for the following resolution:

RESOLVED, that the company’s shareholders approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory, and therefore not binding on us, the board of directors, or our Compensation and Talent Committee. However, our board of directors and Compensation and Talent Committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS KYMERA THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Kymera Therapeutics’ shareholders are being asked to ratify the appointment by the Audit Committee of the board of directors of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2024. Ernst & Young LLP has served as Kymera Therapeutics’ independent registered public accounting firm since 2018.

The Audit Committee is solely responsible for selecting Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2024. Shareholder approval is not required to appoint Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is good corporate governance. If the shareholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Kymera Therapeutics and its shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022.

Fee Category	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Audit fees (1)	$1,170,657	$1,048,500
Audit-related fees (2)	–	–
Tax fees (3)	–	17,500
All other fees (4)	–	–

Total Fees	$1,170,657	$1,066,000

(1) Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our PIPE offering in August 2022, January 2024 follow-on offering and our at-the-market offering facility, including in connection with the preparation of comfort letters and consents.

(2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees.” There were no audit-related fees in fiscal years 2023 and 2022.

(3) Tax fees consist of fees for tax compliance, tax advice and tax planning.

(4) There were no other fees for fiscal years 2023 and 2022.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal years 2023 and 2022, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required to ratify the appointment of our independent public accountant. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of Ernst & Young LLP as Kymera Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL NO. 4 - APPROVAL OF AMENDMENT NO. 1 TO THE KYMERA THERAPEUTICS, INC. 2020 STOCK OPTION AND INCENTIVE PLAN

On April 17, 2024, upon the recommendation of our Compensation and Talent Committee, our board of directors approved Amendment No. 1 (the “First Amendment”) to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan” and, as amended by the First Amendment, the “Amended Plan”), subject to approval from our shareholders at the Annual Meeting.

The First Amendment will amend the evergreen provision to provide that any of the company’s outstanding pre-funded warrants shall be added to the total number of shares of common stock that are issued and outstanding as of each December 31 to which the evergreen formula will be applied for purposes of calculating the annual increase. The proposed amendment to the formula to calculate the annual increase pursuant to the evergreen provision is the only change to the 2020 Plan proposed by the First Amendment.

To be approved, this proposal must receive “FOR” votes from a majority of the votes properly cast by the holders of all of the shares of common stock present or represented by proxy at the Annual Meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.

If the Amendment is not approved by the holders of all of the shares of common stock present or represented by proxy at the Annual Meeting, the Plan will continue in its current form without change.

Rationale for First Amendment

We operate in a competitive market and new hire and annual equity grants are essential in helping us attract and retain talented individuals. Our Compensation and Talent Committee and the board of directors believe our stock-based compensation programs enable us to maintain our competitive position regarding recruiting and retaining highly skilled and engaged personnel. We also believe that stock options are a key element of our stock-based compensation program.

In order for us to continue to leverage stock option grants in a similar manner as part of our recruiting and retention strategy, we would like to include pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding. The current evergreen provision calculation is based solely on shares of common stock that are issued and outstanding. The First Amendment would not be effective for this past year and would only affect future annual increases to our share reserve.

On January 9, 2024, we completed an underwritten public offering of our common stock and in lieu of common stock to certain investors, pre-funded warrants to purchase shares of our common stock. We have also issued pre-funded warrants in a previous financing in 2022. By issuing pre-funded warrants, we increased the funds available to progress our research and clinical candidates without increasing the outstanding shares. As a result of issuing pre-funded warrants, which do not increase the outstanding shares available, the shares available annually under the evergreen provision did not increase proportionally. We are seeking to remedy this so we have a proportional amount of available shares in our equity-based compensation program to attract and retain talented individuals.

For illustrative purposes, as of March 31, 2024, we had 61,353,146 shares of common stock that were issued and outstanding and 11,640,594 pre-funded warrants outstanding. Assuming these are the shares of common stock and pre-funded warrants outstanding on January 1, 2025, under the 2020 Plan’s current evergreen provision, we would be able to authorize an additional 2,454,125 shares for issuance. Under the same scenario, but with the First Amendment’s evergreen provision, we would be able to authorize an additional 2,919,749 shares for issuance, resulting in an increase of 465,624 shares, or approximately 0.6% of our total capitalization. If shareholders approve the First Amendment, the share reserve will increase with any future shares added pursuant to the Amended Plan’s “evergreen” provision until the Amended Plan’s expiration in August 2030.

We believe that this proposal to amend the evergreen provision is within the spirit of the 2020 Plan. Our board of directors and Compensation and Talent Committee, with the guidance of a nationally recognized independent compensation consultant firm, have determined that the inclusion of pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding on each December 31 for purposes of calculating the annual increase is reasonable based on our modeling and does not represent an excess number of shares. In addition, our Compensation and Talent Committee determined the size of the reserved pool under the Amended Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that many of our institutional investors would likely find acceptable. The pre-funded warrants, if included, would allow us to have a number of shares in our 2020 Plan reserve that are comparable in size to similarly-situated companies that do not have this pre-funded warrant outstanding.

We anticipate that if our request to amend the evergreen provision is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for at least the next several years. If our shareholders do not approve the First Amendment, our plans to operate our business may be materially impacted because we otherwise may not have sufficient shares available under our 2020 Plan to attract and retain new employees or to motivate and retain our existing employees in the future. This could require us to offer a different mix of equity and cash-based incentives as well as annual cash incentive bonus plans rather than relying heavily on equity awards to compete for talent. We believe that the alternatives to our current compensation program would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our shareholders in the absence of equity incentives. As we scale our growth to progress our research and clinical candidates, we want to continue a culture of ownership that aligns directly with our mission and values.

Summary of the Current Plan and the Amended Plan

The following description of certain features of the Plan as it currently exists and whether it is amended is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Plan and the First Amendment, each of which is attached hereto as Appendix A and Appendix B, respectively.

Administration. The Amended Plan will be administered by either our board of directors, or our compensation and talent committee, or a similar committee (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the Administrator. As of March 31, 2024, approximately 196 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes 5 executive officers, 181 employees who are not executive officers, 10 non-employee directors and 1 consultant. There are certain limits on the number of awards that may be granted under the Amended Plan.

Director Compensation Limit. The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $750,000, provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to our board of directors.

Stock Options. The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant (or sell at par value or such higher purchase price determined by the Administrator) shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award of Restricted Stock Units or as a freestanding award, and may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Administrator may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the relevant award certificate, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Administrator’s discretion or to the extent specified in the relevant award certificate. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Company shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The board of directors may at any time amend or discontinue the Amended Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Amended Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The First Amendment was approved by our board of directors on April 17, 2024. Awards of incentive options may be granted under the Amended Plan until August 11, 2030. No other awards may be granted under the Amended Plan after August 19, 2030.

New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of the Administrator, the company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2023: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Nello Mainolfi, Ph.D., Founder, President and Chief Executive Officer	32.07		450,000	-		-
Bruce Jacobs, Chief Financial Officer	32.07		142,500	761,663		23,750
Jared Gollob, Chief Medical Officer	32.07		112,500	601,313		18,750
Ellen Chiniara, J.D., Chief Legal Officer	24.84		225,000	931,500		37,500
Jeremy Chadwick, Ph.D., Chief Operating Officer	29.64		200,000	987,990		33,333
All current executive officers, as a group	30.20	(2)	1,130,000	3,282,466	(3)	113,333
All current directors who are not executive officers, as a group	27.67	(2)	108,000	-	(3)	-
All current employees who are not executive officers, as a group	29.79	(2)	1,290,927	7,650,870	(3)	280,954

(1) The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 2 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

(2) Represents the weighted-average exercise price for the group.

(3) Represents the aggregate grant date fair value for the group.

Interests of Certain Persons in this Proposal

Our executive officers and members of our board of directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Amended Plan.

It is not possible to determine the benefits that will be received by participants in the Amended Plan, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of our board of directors or our Compensation and Talent Committee. Neither our board of directors nor our Compensation and Talent Committee has approved any awards that are conditioned upon shareholder approval of the Amended Plan.

Other than as described herein, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our shareholders.

Equity Compensation Plan Information

See below under the heading “Equity Compensation Plan Information” for information as of December 31, 2023 with respect to shares of common stock that may be issued under our equity compensation plans.

Vote Required and Board of Directors’ Recommendation

A majority of the votes properly cast FOR this proposal is required for the approval of the Amended Plan. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 4 to approve Amendment No. 1 to the Kymera Therapeutics, Inc. 2020 Stock Option And Incentive Plan.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the ability to assist and support management and make significant contributions to the company’s success.
•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the shareholder proposing the candidate. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material have been provided on a timely basis in accordance with our bylaws, any recommendations received from shareholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our board of directors determines to nominate a shareholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of shareholders. See “Shareholder Proposals” for a discussion of submitting shareholder proposals.

Director Independence

Applicable Nasdaq Global Market, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that Compensation and Talent Committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s Compensation and Talent Committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation and Talent Committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Nello Mainolfi, Ph.D., are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major shareholders. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Mainolfi is not an independent director under these rules because he is currently employed as the Chief Executive Officer of the company.

Board Committees

Our board of directors has established an Audit Committee, a Compensation and Talent Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation and Talent Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation and Talent Committee, Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.kymeratx.com/corporate-governance/documents-charters.

The table below shows current membership for each of the standing committees of our board of directors.

Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee
Elena Ridloff, CFA* Pamela Esposito, Ph.D. Joanna Horobin, M.B., Ch.B.	Jeffrey Albers, J.D., MBA* John Maraganore, Ph.D. Leigh Morgan	Leigh Morgan* Pamela Esposito, Ph.D. Joanna Horobin, M.B., Ch.B. Gorjan Hrustanovic, Ph.D.

*	Denotes committee chair.

Audit Committee

Elena Ridloff, CFA, Pamela Esposito, Ph.D., and Joanna Horobin, M.B., Ch.B. serve on the Audit Committee, which is chaired by Elena Ridloff, CFA. Our board of directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee.

Our board of directors has designated Elena Ridloff, CFA as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2023, the Audit Committee met four times and acted via written consent once. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	periodically review our enterprise risk management framework and major risk exposures, including our enterprise risk processes;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•

monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation and Talent Committee

Jeffrey Albers, J.D., MBA, John Maraganore, Ph.D. and Leigh Morgan serve on the Compensation and Talent Committee, which is chaired by Jeffrey Albers, J.D., MBA. Our board of directors has determined that each member of the Compensation and Talent Committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2023, the Compensation and Talent Committee met six times and acted via written consent once. The Compensation and Talent Committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, (i) recommending to the board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to the board of directors any grants and awards to our Chief Executive Officer under equity-based plans;

•	determining and approving the equity and non-equity compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the board of directors the compensation of our directors;
•	preparing our Compensation and Talent Committee report if and when required by SEC rules;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•	adopting and administering our compensation recovery policy;
•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and
•	reviewing our human capital management practices, including matters related to talent management and development, organizational engagement and Diversity, Equity & Inclusion.

Nominating and Corporate Governance Committee

Leigh Morgan, Pamela Esposito, Ph.D., Joanna Horobin, M.B., Ch.B. and Gorjan Hrustanovic, Ph.D. serve on the Nominating and Corporate Governance Committee, which is chaired by Leigh Morgan. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of our board of directors.

In 2023, the Nominating and Corporate Governance Committee led a self-assessment of the Board and its committees with interviews conducted by the Corporate Secretary. The feedback was discussed by the Nominating and Corporate Governance Committee and the entire board of directors. This assessment helps to inform our practices and to identify potential improvements to our practices and policies.

The Nominating and Corporate Governance Committee considers candidates for board of director membership suggested by its members and our Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by shareholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Shareholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described later in this proxy statement under the heading “Shareholder Proposals.”

Identifying and Evaluating Director Nominees

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our shareholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times and acted via written consent two times during 2023. During 2023, each member of the board of directors attended in person or participated in 80% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Shareholders

Directors are responsible for attending the annual meeting of shareholders to the extent practicable. All the members of our board of directors who were then directors attended our 2023 annual meeting of shareholders.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Kymera Therapeutics securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Recovery Policy

Our board of directors adopted a compensation recovery policy effective as of November 1, 2023, in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the compensation recovery policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The compensation recovery policy has been filed as Exhibit 97 to Kymera Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2023. At no time during or after the year ended December 31, 2023, was the company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the compensation recovery policy, nor was there, on December 31, 2023, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.kymeratx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board is separated from the role of Chief Executive Officer, and we plan to keep these roles separate. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. In March 2024, our board of directors appointed Felix J. Baker as the Lead Independent Director of the board. The Lead Independent Director’s responsibilities may include, but are not limited to, calling and presiding over meetings of the independent directors, working with the chairperson of the board to establish the board of directors’ meeting schedules and agendas, periodically meeting with independent directors, and meeting with the Chief Executive Officer regarding science and technology, development and strategy.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Kymera Therapeutics

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors, by submitting a written communication to the attention of such director at the following address:

c/o Kymera Therapeutics, Inc.

500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a shareholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Kymera Therapeutics’ Chief Legal Officer and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Kymera Therapeutics’ legal counsel, with independent advisors, with non-management directors, or with Kymera Therapeutics’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Kymera Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Kymera Therapeutics has also established a third-party website, https://whistleblowerservices.com/kymeratx, and toll-free telephone number, (877) 306-2141, for the reporting of such activity.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation and Talent Committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels, severance arrangements, change-in-control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. Additionally, the Compensation and Talent Committee will engage on strategic, holistic talent topics beyond compensation including leadership development, succession planning and organizational engagement. This section discusses the principles underlying our Compensation and Talent Committee’s policies and decisions with respect to the compensation of our named executive officers.

For 2023, our named executive officers were as follows:

•	Nello Mainolfi, Ph.D., our Founder, President and Chief Executive Officer;
•	Bruce Jacobs, CFA, MBA, our Chief Financial Officer;
•	Jared Gollob, M.D., our Chief Medical Officer;
•	Ellen Chiniara, J.D., our Chief Legal Officer; and
•	Jeremy Chadwick, Ph.D., our Chief Operating Officer.

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Fiscal Year 2023 Performance Highlights and Achievement of 2023 Corporate Goals

Business Overview

We are a biopharmaceutical company focused on discovering and developing novel small molecule therapeutics that selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system. Our proprietary targeted protein degradation, or TPD, platform, which we refer to as Pegasus™, allows us to discover highly selective small molecule protein degraders with activity against disease-causing proteins throughout the body. We believe that our small molecule protein degraders have unique advantages over existing therapies and our platform allows us to address a large portion of the human genome that was previously intractable with traditional modalities. We focus on biological pathways that have been clinically validated but where key biological nodes/proteins have not been drugged or inadequately drugged.

To date, we have utilized our Pegasus™ platform to design novel protein degraders focused in the areas of immunology/inflammation and oncology, and we continue to apply our platform’s capabilities to additional therapeutic areas. We have a mission to drug all target classes in human cells using TPD.

Our current clinical stage programs are IRAK4, STAT3, and MDM2, which each address high impact targets within biologically-proven pathways, provide the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. Our programs exemplify our focus on addressing high impact targets that have been elusive to conventional modalities and that drive the pathogenesis of multiple serious diseases with significant unmet medical needs. Our recently disclosed preclinical programs target STAT6 and TYK2, two proteins in well-validated pathways where we believe our degrader technology has the potential to offer unique advantages as compared to existing therapies.

2023 Performance Highlights
Clinical Programs

◾	Collaborated with Sanofi to commence two Phase 2 clinical trials for KT-474, including dosing the first patients, in hidradenitis suppurativa, or HS, and atopic dermatitis, or AD
◾	Shared promising initial clinical data for KT-333, our STAT3 degrader, and continued dose escalation in the Phase 1a portion of the trial in patients with relapsed/refractory liquid and solid tumors
◾	Shared promising initial clinical data for KT-253, our MDM2 degrader, and continued dose escalation in the Phase 1a portion of the trial in patients with relapsed/refractory solid tumors and lymphomas
◾	Discontinued development of KT-413, our IRAKIMiD degrader, to focus resources on our growing immunology pipeline

Pre-Clinical Programs
◾	Continued progression of several discovery stage programs and advanced STAT6 and TYK2 to candidate selection stage

Financial Results
◾	Ended 2023 with cash, cash equivalents and marketable securities of approximately $436 million
◾	While not included in our year end 2023 cash balances, in early January of 2024 we completed an equity financing that raised gross proceeds of approximately $316 million
◾	Total cash balance, including the aforementioned offering, was approximately $745 million as of January 9, 2024

Corporate Goals and Achievements

Annually, we establish corporate goals, a subset of which are publicly announced, that are intended for the upcoming calendar year. Collectively the publicly disclosed goals, and those maintained internally, form the company’s overall corporate goals. The company often realizes achievements that were not specifically stated in the corporate goals, but which are nonetheless important accomplishments, and those are also considered in evaluating management’s performance. Our 2023 corporate goals were considered by our management and Compensation and Talent Committee in their respective assessment of the company’s performance for 2023. As described in more detail below in “Primary Elements of Executive Compensation” and “Annual Cash Incentive Compensation,” based on an evaluation of our performance in 2023 and input from our Compensation and Talent Committee, our board of directors established a bonus payout ratio of 120% of target due to achievement of our corporate goals for 2023 and in recognition of our additional successes beyond our stated corporate goals.

Our goals were centered around four overall strategic objectives, each of which contained more specific tactical and operational goals. The four categories and associated highlights, in order of weighting, were:

	Weighting	Highlights
Establish early clinical proof of concept (POC) across clinical pipeline	40%

◾  Collaborated with Sanofi to initiate Phase 2 trials which included dosing of first patients in both HS and AD trials of KT-474, generating $55 million in milestone payments to Kymera

◾  Disclosed data from the STAT3 KT-333 Phase 1 trial at the ICML meeting and in a poster at the ASH meeting, showing consistent fidelity of translation from preclinical models to patients and supporting the potential of KT-333 to address both hematological malignancies as a single agent and solid tumors as a potential combination agent

◾  Announced that the MDM2 KT-253 Phase 1 trial had completed enrollment of the first 2 dose levels of Arm A (solid tumors and lymphomas) and had achieved clinical proof-of-mechanism and initial anti-tumor activity

Advance new clinical candidates with clear degrader rationale in high unmet clinical need areas and clear commercial opportunities	30%

◾  Nominated our STAT6 degrader, KT-621, as a development candidate, the formal disclosure of which occurred at our Immunology R&D Day in January 2024

◾  Progressed other drug candidates in 2023, including KT-294 (TYK2), supporting our pipeline development efforts

Ensure financial stability to build fully-integrated, best-in-class, global biotech	20%

◾  Before external financing, achieved an approximate six-month extension of our cash runway, into the first half of 2026, through strategic decisions that prioritized our spending and investments

◾  Entered into several technology collaborations that we expect will bring important capabilities and discoveries to Kymera

Scale organization known for best-in-class scientific and cultural reputation to attract and retain talent	10%

◾  Successfully built and scaled important capabilities across the company

◾  Continued our efforts to build and sustain a differentiated and inspiring culture that fully engages our team

◾  Named best place to work by the Boston Globe for the 3rd consecutive year

◾  Achieved talent recruitment and retention goals, including filling 100% of what we defined as critical roles

◾  Published the KT-474 Phase 1 trial results in Nature Medicine and presented preclinical and clinical data from our disclosed programs at several top tier scientific meetings and conferences (e.g., EADV, ICML, EHA, AACR-NCI-EORTC, ASH)

Consideration of Say-On-Pay Advisory Vote

We held our first Say-On-Pay vote and the related “Say-on-Frequency” vote at the 2022 Annual Meeting and 91% of shareholders voted to approve our named executive officer compensation at the 2023 Annual Meeting. The shareholders approved an annual “Say-on-Pay” and our board of directors have adopted an annual “Say on Pay” vote. Although this is a non-binding advisory vote, because we value the opinion of our shareholders, our board of directors and our Compensation and Talent Committee will consider the outcome of the “Say-on-Pay” vote as well as feedback received throughout the year, when making compensation determinations for our executive officers in the future.

Total Rewards and Talent Philosophy

Our shared values and deep commitment to improving patients’ lives are the guiding principles that drive our work and connect our diverse and experienced teams to the company’s mission. We strive to create an environment that empowers and inspires our employees and believe that our total rewards strategy should align strongly with our organizational strategy, vision, and values. We aim to recognize results and capabilities, designing compensation programs that reflect market-based, performance driven pay and appropriately rewards our people for their contributions. Our broader talent strategy and approach strives to fully engage our people by creating experiences and incentives that demonstrate how much we value our employees on an individual level. All our investments reflect a holistic view of rewards, inspiring people to do more for patients and creating commitment to achieving our goals, thereby helping our company succeed in its objective to become a fully integrated biopharmaceutical company. Beyond total rewards we prioritize values-based talent initiatives that reinforce our culture, maximize employee engagement and create opportunities for people to learn and grow in a fast-paced, results-oriented environment. These efforts include leadership development, manager training, succession planning and cultural programs.

To achieve these objectives, our Compensation and Talent Committee evaluates our strategic total rewards programs and engages in talent discussions annually. They provide input and make changes periodically as business and market circumstances are warranted, with the goal of aligning our total rewards and strategic talent initiatives with our philosophy outlined above. The Compensation and Talent Committee will also evaluate size, development stage, and compensation practices of peer biopharmaceutical companies and the talent market, including the availability of, and demand for, particular skills and expertise when making recommendations.

Executive Compensation Program Overview

Our Compensation and Talent Committee believes that the most effective compensation program is one that promotes company performance, rewards value creation for shareholders and progress towards achieving our mission. Our committee targets key elements of our executive compensation program as follows, which are described in more detail below in “Primary Elements of Executive Compensation”:

Compensation Element	At Risk	Description	Objective

Base salary

◾  Fixed component of pay to provide financial stability

◾  Based on responsibilities, level of experience, individual contributions and peer company data

◾  Generally target around the 50th percentile of our peer group

◾ Attract and retain highly skilled executive talent with market competitive pay while recognizing experience and unique skills being brought to the company

Annual cash incentive compensation	X	◾ Variable component of pay based on achievement of annual corporate and individual goals ◾ Generally target around the 50th percentile of our peer group	◾ Provides incentives to motivate and reward achievement of annual performance goals that directly correlate to the enhancement of shareholder value ◾ Short-term retention tool

Long-term equity incentive compensation	X

◾  Stock options and restricted stock units, subject to multi-year vesting

◾  Significant portion of executive comp that seeks to align long-term executive and shareholder interests

◾  To further align with shareholder interest, the CEO LTI is 100% options

◾  Provides incentives for employee retention

◾  Generally target between the 50th and 75th percentile of our peer group

◾  Long-term compensation in the form of stock options and restricted stock units, subject to multi-year vesting, which provides incentives for employee retention and seeks to align executive and shareholder interests

As seen above, our Compensation and Talent Committee includes “at-risk” incentives as part of executive compensation. By doing this, our NEOs have a significant stake in Kymera’s success which creates direct alignment with shareholder interest. The below chart outlines at a high level such alignment in action as 93% of CEO pay and, on average, 89% of NEOs pay in 2023 was “at-risk.”

In addition to our direct compensation elements, the following features of our executive compensation program are designed to align with shareholder interests and market best practices:

What We Do	What We Don’t Do

✓  Maintain an industry-specific and size-appropriate peer group for benchmarking compensation

✓  Target compensation based on market norms

✓  Deliver executive compensation primarily through variable and at-risk pay

✓  Set challenging corporate goals and revisit those goals periodically based on year-to-date progress, to ensure they remain challenging

✓  Offer market-competitive benefits to executives that are consistent with the rest of our employees

✓  Consult with an independent compensation consultant on compensation levels and practices

✓  Maintain annual say-on-pay vote for shareholders to comment on executive compensation

✓  Use double trigger change-in-control protection for our executive officers with limited exceptions

✓  Thorough governance features including anti-pledging and anti-hedging policies

✓  Maintain an independent Compensation and Talent Committee

✓  Adopted a compensation recovery (or “clawback”) policy, which requires recovery from current and former executive officers of certain incentive-based compensation in the event of a required restatement of previously issued financial restatements

×   No automatic or guaranteed annual salary increases, annual cash incentive payments or long-term equity incentive awards

×   No hedging, pledging, short selling or margin calls of equity

×   No backdating of equity incentive awards

×   No excessive perquisites to our executive officers

×   No supplemental executive retirement plans or special health and welfare benefits are provided to our executive officers

×   No tax gross-ups in executive agreements

×   No stock option repricing absent shareholder approval

We believe that targeting overall compensation in this manner is necessary and appropriate in order to align our executive pay practices to individual and corporate performance, attract and retain the quality of talent we need to successfully grow our business, achieve our challenging goals, and ensure that compensation levels are competitive with those of other companies against which we compete for talent. In addition, we believe this approach to overall compensation creates a strong alignment with shareholder value and encourages long-term value creation.

While we stay committed to these guidelines, any given individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and other qualifications, internal parity relative to similar positions within our company, and individual or company performance relative to performance goals and the peer group to ensure appropriate pay-for-performance alignment.

Primary Elements of Executive Compensation

Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Compensation and Talent Committee or board of directors, as applicable, and reviewed annually typically in connection with our annual performance review process and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our Compensation and Talent Committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to decisions pertaining to himself), the need for adjustment of the base salaries of our executive officers. Our Compensation and Talent Committee also reviews and evaluates, without input from our Chief Executive Officer, the need for adjustment of the base salary of our Chief Executive Officer. In each case, changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, our overall growth and development as a company and general salary or other market trends in our industry are taken into account.

In January 2023, our Compensation and Talent Committee approved the following 2023 salary increases for each of our named executive officers based on a review of our 2023 peer group market data provided by Aon (who engaged with the company until June 14th, 2023), macroeconomic factors such as inflation and the current compensation levels of our named executive officers.

Name	2022 Base Salary ($)	2023 Base Salary ($)(1)	Increase (%)
Nello Mainolfi, Ph.D.	600,000	640,000	6.7%
Bruce Jacobs, CFA, MBA	441,738	470,000	6.4%
Jared Gollob, M.D.	460,006	480,000	4.3%
Ellen Chiniara, J.D.(2)	N/A	435,000	N/A
Jeremy Chadwick, Ph.D.(3)	N/A	480,000	N/A

(1) All fiscal year 2023 base salaries first became effective on January 1, 2023.

(2) Ms. Chiniara was hired as our Chief Legal Officer on January 3, 2023.

(3) Dr. Chadwick was hired as our Chief Operating Officer on May 22, 2023.

Annual Cash Incentive Compensation

Our board of directors has adopted a senior executive cash incentive bonus plan, or the executive bonus plan, which is an annual bonus program intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. The executive bonus plan provides for cash payments based upon the attainment of performance targets established by the Compensation and Talent Committee, which may relate to financial and operational measures or objectives, as well as individual performance objectives. Each executive officer who is selected to participate in the executive bonus plan will have a target bonus opportunity set for each performance period. We believe this executive bonus plan provides incentive that motivates and rewards achievement of performance goals that directly correlates to enhancement of shareholder value, consistent with our total rewards philosophy. Subject to the rights contained in any agreement between the executive officer and the company, an executive officer must be employed by the company on the bonus payment date to be eligible to receive a bonus payment. Each of our named executive officers is eligible to participate in the executive bonus plan.

In January 2024, our Chief Executive Officer recommended to our Compensation and Talent Committee that our company’s performance against our 2023 corporate goals be assessed based on achievements against these goals during the year, which goals and achievements are discussed above under “Fiscal Year 2023 Performance Highlights and Achievement of 2023 Corporate Goals.” In light of the company’s significant achievements in 2023, upon the recommendation of our Compensation and Talent Committee, our board of directors determined that we had successfully achieved our corporate goals for 2023 and delivered on key pre-clinical, clinical and regulatory milestones, and established a bonus payout ratio of 120% of target, as described above.

Our Compensation and Talent Committee also evaluates the individual performance of our named executive officers, with the input of our Chief Executive Officer in the case of the evaluation of our other named executive officers and makes recommendations to our board of directors with regard to the evaluation of our Chief Executive Officer’s individual performance. Individual performance is considered for purposes of determining any positive or negative adjustments to an officer’s bonus for the applicable year. Consistent with this process, our Compensation and Talent Committee assessed the performance of Dr. Mainolfi in 2023 based on our relative achievement of our corporate goals as well as his leadership in driving the execution of our strategic plans. The Compensation and Talent Committee determined each of the other named executive officer’s performance in 2023 by considering each officer’s individual contributions to the completion of our corporate goals and the officer’s individual achievements in executing our strategy and respective functional objectives.

Based on corporate and individual performance, our board of directors approved, upon the recommendation of the Compensation and Talent Committee, a bonus multiplier factor for the 2023 cash incentive payment for our Chief Executive Officer and each of our other named executive officers ranging from 100% - 120% based on corporate and individual performance.

Name	Target Award (% of 2023 Base Salary)	2023 Target Award Opportunity ($)		2023 Actual Cash Incentive Payment ($)
Nello Mainolfi, Ph.D.	55%	352,000		422,400
Bruce Jacobs, CFA, MBA	40%	188,000		188,000
Jared Gollob, M.D.	40%	192,000		230,400
Ellen Chiniara, J.D.	40%	173,047	(1)	190,351	(1)
Jeremy Chadwick, Ph.D.	40%	117,830	(1)	117,830	(1)

(1) Target bonus opportunity and actual incentive payments prorated based on start date

Long-Term Equity Incentive Awards

Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. We believe that it is appropriate to align the interests of our named executive officers with those of our shareholders to achieve and sustain long-term value creation and stock price appreciation. We use stock options, or an equity mix of stock options and restricted stock units to compensate our executive officers in the form of initial grants in connection with the commencement of employment and on an annual basis as they continue their employment. Initial equity awards are typically granted to our executive officers upon the commencement of their employment, and any annual equity awards granted to executive officers are typically granted effective in the first quarter of the year following the applicable performance period. Any stock options granted to our executive officers will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant, will have time-based vesting over multiple years and will expire ten years after the date of grant. Restricted stock units will have time-based vesting over multiple years starting from the date of grant.

Our Chief Executive Officer receives 100% stock options, and the remainder of our named executive officers receive a blend of stock options and restricted stock units, more heavily weighted towards options, to better align with shareholder interests. When determining equity incentive compensation for our named executive officers for 2023, our Compensation and Talent Committee, with assistance from Aon, considers a variety of factors in comparison to our named peers, including the following: annual long-term incentive target values, annual equity awards expressed as a percentage of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards and total equity ownership and the equity compensation practices of other companies in our industry that compete with us for talent. Given the dynamic biopharmaceutical market, the Compensation and Talent Committee does not overemphasize any one perspective. Rather, the committee takes a holistic perspective, further considering the factors enumerated above, the achievement of our company goals and how that impacts total shareholder return, as well as executive performance, when determining actual award levels for the named executive officers, which the committee generally targets between the 50th and 75th percentile of our peer group. Accordingly, our Compensation and Talent Committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and RSUs.

The initial stock option awards granted to executive officers upon commencement of their employment vest as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 1/48th of the shares underlying the award monthly thereafter, subject to the executive officer’s continued employment. Restricted stock units granted upon commencement of employment vest at a rate of 25% on the first anniversary of the grant date and an additional 25% annually thereafter. The annual stock option awards granted to executive officers vest in equal monthly installments over a three-year vesting period, subject to the executive officer’s continued employment. Annual restricted stock unit awards granted vest in equal annual installments over a three-year vesting period, starting on the first anniversary of the date of grant, subject to the executive officer’s continued employment. Upon a termination of employment, vesting for any equity awards granted to executive officers will cease and option exercise rights will generally cease three months thereafter. In specified termination and change-in-control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “Employment, Severance and Change-in-Control Arrangements” below for further information.

In March 2023, our Compensation and Talent Committee granted stock options to our Chief Executive Officer and a mix of stock options and restricted stock units to our named executive officers who were then employed with us in the amounts set forth in the table below, generally aligning competitive equity award grants between the 50th and 75th percentiles of our peer group, with variation based on individual and company performance, in recognition of achievements and performance during 2022 and for expected continued contributions over the equity vesting period.

Name	Option Award (# Shares)	Restricted Stock Unit Award (# Shares)
Nello Mainolfi, Ph.D.	450,000	–
Bruce Jacobs, CFA, MBA	142,500	23,750
Jared Gollob, M.D.	112,500	18,750

Each of Ms. Chiniara and Dr. Chadwick were first hired in 2023 and thus received the initial equity grants described below in connection with their commencement of employment, rather than annual grants.

Name	Option Award (# Shares)	Restricted Stock Unit Award (# Shares)
Ellen Chiniara, J.D.	225,000	37,500
Jeremy Chadwick, Ph.D.	200,000	33,333

Other Benefits

Other compensation to our executives consists primarily of competitive and broad-based benefits we offer to all regular full-time employees. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees, including our named executive officers. We may offer cash retention awards to our employees, including our named executive officers, for long-term retention, and consider various factors, including the availability of, and demand for, particular knowledge, skills and expertise.

401(k) Plan. We participate in a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, or Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 21 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria. We have implemented a safe harbor match under our 401(k) plan of 100% of the first 3% and 50% of the next 2%, for a total match of 4% of the first 5%. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We have the ability to make discretionary contributions under the plan but did not make any contributions in 2023.

Health and Welfare Benefits. All of our named executive officers, are eligible to participate in all of our employee benefit plans, including our medical, dental and vision insurance, health savings and dependent care flexible spending accounts, group life, voluntary life and disability insurance, on the same basis as other employees. We also offer wellness incentives, commuting benefits, paid time-off benefits and holidays.

Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.

Perquisites. We do not provide perquisites or personal benefits to our named executive officers.

Severance Benefits. We offer our executives severance benefits upon an involuntary or constructive termination based in part on market practice for similarly situated companies, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. We also offer our executives additional severance benefits in connection with change-in-control situations. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our shareholders because they incentivize senior executives to continue to strive to achieve shareholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our shareholders. A description of these arrangements is set forth under the subsection titled “Employment, Severance and Change-in-Control Arrangements” below, and information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2023, is set forth in the subsection titled “Potential Payments Upon Termination or Change in Control” below.

Governance of Executive Compensation Program

Role of Our Compensation and Talent Committee and Board of Directors

Our board of directors and Compensation and Talent Committee annually review compensation for our executive officers. In determining executive base salaries, annual cash incentive compensation and long-term equity incentive compensation, the Compensation and Talent Committee and our board of directors consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our company. We target a general competitive position, considering market data as well as internal factors and market conditions to inform the magnitude and mix of compensation of base salary, annual cash incentive compensation and/or equity incentive grants.

Our Compensation and Talent Committee is responsible for determining the compensation for all executive officers other than our Chief Executive Officer. Our board of directors, with the recommendation of the Compensation and Talent Committee, is responsible for determining the compensation of our Chief Executive Officer. Our Compensation and Talent Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executive officers other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation and Talent Committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the Compensation and Talent Committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer.

Role of the Compensation Consultant

In fiscal year 2023, our Compensation and Talent Committee continued to retain the services of The Human Capital Solutions Practice of Aon plc (formerly Radford), or Aon, as its external compensation consultant through June 14, 2023. Starting June 15, 2023, our Compensation and Talent Committee agreed to make a transition to Alpine Rewards as its new external compensation consultant. Our board of directors and our Compensation and Talent Committee thereafter considered Alpine’s input on certain compensation matters as they deemed appropriate. Our Compensation and Talent Committee requires that its compensation consultants be independent of management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation and Talent Committee performed this assessment in 2023 and determined that Aon and Alpine are independent pursuant to the listing standards of the relevant Nasdaq and SEC rules and has concluded that the engagements of Aon and Alpine did not raise any conflict of interest.

Role of Management

Our Compensation and Talent Committee works with our management, including our Chief Executive Officer, in making compensation determinations. Our management assists our Compensation and Talent Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

In addition, our Chief Executive Officer reviews the performance of our other named executive officers multiple times throughout the year, including at the end of each year, based on our achievement of our corporate goals and each executive officer’s achievement of his or her functional and individual goals established for the year and his or her overall performance during that year. Our Compensation and Talent Committee reviews Chief Executive Officer’s recommendations for base salary increases, annual cash incentive compensation, long-term equity incentive grants and any other compensation opportunities for our other named executive officers and considers our Chief Executive Officer’s recommendations in determining such compensation.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our Compensation and Talent Committee, using information provided by Aon in 2022 for fiscal year 2023 and Alpine thereafter, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•	companies whose number of employees, development stage, therapeutic focus, market capitalization, and tenure as a public company are similar, though not necessarily identical to ours;
•	companies with similar executive positions to ours;
•	companies against which we believe we compete for executive and employee talent; and
•	public companies generally based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our 2023 peer group, as approved by our Compensation and Talent Committee was comprised of the following 17 companies:

Allogene Therapeutics	Fate Therapeutics	Repare Therapeutics
Arvinas	IGM Biosciences	Revolution Medicines
Beam Therapeutics	Mirati Therapeutics	Springworks Therapeutics
C4 Therapeutics	Morphic	Xencor
Denali Therapeutics	Nurix Therapeutics	Zentalis Pharmaceuticals
Editas Medicine	Relay Therapeutics

The Compensation and Talent Committee believes the compensation practices of our 2023 peer group provided us with appropriate compensation data for evaluating the compensation of our named executive officers. Any changes or removals for the 2023 peer group were driven by peer companies falling outside the desired criteria for market cap, headcount and/or stage of development. Notwithstanding any potential similarities we may have with our 2023 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions.

For purposes of compensation for fiscal year 2024, our Compensation and Talent Committee, with the advice of Alpine, examined our 2023 peer group. With reference to number of employees, development stage, therapeutic area, market capitalization and other key business metrics, as well as whether the companies in our 2023 peer group experienced reduced growth or change in market capitalization, our Compensation and Talent Committee approved the following 17 companies as our 2024 peer group:

Allogene Therapeutics	Fate Therapeutics	Repare Therapeutics
Arvinas	IGM Biosciences	Revolution Medicines
Beam Therapeutics	Morphic	Springworks Therapeutics
Celldex Therapeutics*	Nurix Therapeutics	Xencor
Denali Therapeutics	RAPT Therapeutics*	Zentalis Pharmaceuticals
Editas Medicine	Relay Therapeutics

*	New addition to our 2024 peer group

Compensation Policies and Practices

Anti-Hedging and Pledging Policy. Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our insider trading policy generally prohibits all of our employees, including our named executive officers, as well as our directors, from pledging our securities as collateral for a loan. To date, no requests for any waivers of these policies have been made or approved.

Compensation Recovery Policy. Our board of directors adopted a compensation recovery policy effective as of November 1, 2023. The compensation recovery policy generally provides, subject to certain exceptions, that if the company is required to prepare a restatement of its financial statements, the company will recover from its executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that the company is required to restate its financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the company.

The preceding description of our compensation recovery policy is qualified by the policy itself, which was filed as Exhibit 97# to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

No Tax Gross-ups. We do not provide for any tax gross-up payments in the employment agreements of our named executive officers.

Accounting Considerations. We account for equity compensation paid to our employees under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ACS Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Tax Considerations for Deductibility of Executive Compensation. Section 162(m) of the Code, or Section 162(m), generally limits to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to anyone serving as the Chief Executive Officer, the Chief Financial Officer, and the top three other most highly compensated officers, and once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our Compensation and Talent Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, our Compensation and Talent Committee has not adopted a policy that all compensation must be deductible. Our Compensation and Talent Committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments and Deferred Compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G, 4999 or 409A of the Code.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation and Talent Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the Compensation and Talent Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS OF KYMERA THERAPEUTICS, INC.

Jeffrey Albers, MBA, Chairperson
John Maraganore, Ph.D. Leigh Morgan

April 24, 2024

2023 Summary Compensation Table

The following table sets forth information regarding total compensation awarded to earned by and paid to each of our named executive officers (NEOs) for the years set forth below. Please note that in certain years these individuals were not NEOs and as such we are not including their compensation for those years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Nello Mainolfi, Ph.D. Founder, President and Chief Executive Officer	2023	640,000	-	8,594,942	422,400	13,200	9,670,542
	2022	600,000	-	5,951,445	363,000	12,200	6,926,645
	2021	570,582	-	10,621,667	369,525	11,600	11,573,374
Bruce Jacobs, CFA, MBA Chief Financial Officer	2023	470,000	761,663	2,722,293	188,000	13,200	4,155,156
	2022	441,738	512,449	1,732,564	194,365	12,200	2,893,316
	2021	415,539	-	3,965,423	207,000	11,600	4,599,562
Jared Gollob, M.D. Chief Medical Officer	2023	480,000	601,313	2,149,241	230,400	13,200	3,474,154
	2022	460,006	485,478	1,641,729	165,602	12,200	2,765,015
	2021	432,635	-	2,832,446	224,120	11,600	3,500,801
Ellen Chiniara, J.D.(4) Chief Legal Officer	2023	433,327	931,500	3,394,615	190,351	13,200	4,962,993
Jeremy Chadwick, Ph.D.(5) Chief Operating Officer	2023	295,385	987,990	3,588,789	117,830	11,055	5,001,049

(1) The amounts reflect the grant date fair value for time-based and performance-based restricted stock units awards granted during the applicable year. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions we made in determining the fair value of restricted stock units awards.

(2) The amounts reflect the grant date fair value for time-based and performance-based stock option awards granted during the applicable year. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. For performance-based stock options, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. The grant date fair value of such performance-based stock options assuming the maximum level of achievement of the applicable performance metrics is the same as the grant date fair value of the awards assuming probable achievement of the performance outcomes. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions we made in determining the fair value of option awards.

(3) The amounts reflect the 401(k) employer matching contribution made on account of the respective years.

(4) Ms. Chiniara was hired as our Chief Legal Officer on January 3, 2023. Her annualized base salary for 2023 was $435,000 and the amount reported represents the compensation she received during her partial year of service for fiscal year ended December 31, 2023.

(5) Dr. Chadwick was hired as our Chief Operating Officer on May 22, 2023. His annualized base salary for 2023 was $480,000 and the amount reported represents the compensation he received during his partial year of service for fiscal year ended December 31, 2023.

Narrative to Summary Compensation Table

Salary

Amounts represent the actual amount of base salary paid for each NEO during each applicable year. NEOs and other employees are generally assessed for potential salary increases to be made effective at the beginning of each year. Percentage salary increases for each of our NEOs were approved in January 2023 as follows: Dr. Mainolfi (6.7%, to $640,000), Mr. Jacobs (6.4%, to $470,000) and Dr. Gollob (4.3%, to $480,000). Ms. Chiniara and Dr. Chadwick were both hired in 2023. For more information, see the discussion for each NEO under “Primary Elements of Executive Compensation” above.

Option Awards

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the NEOs during each applicable year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock. The amounts shown reflect annual equity awards to the NEOs and, in the case of Ms. Chiniara and Dr. Chadwick, reflect initial equity (or new hire) grants.

Stock Awards

The amount reported represents the aggregate grant date fair value of restricted stock units awarded to the NEOs, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The amount reported in this column reflects the accounting cost for these equity awards and does not correspond to the actual economic value that may be received by the applicable NEO upon the vesting/settlement of the RSUs or any sale of the underlying shares of common stock. The 2023 award amounts reflect annual equity awards for all NEOs and, in the case of Ms. Chiniara and Dr. Chadwick, reflect initial equity (or new hire) grants.

Non-Equity Incentive Plan Compensation

The amounts reported represent annual bonuses earned by our NEOs for services performed during the fiscal years indicated, as applicable, based on the achievement of company and individual performance objectives. Target bonuses for our NEOs are set as a percentage of annual salary, and for 2023 were 55% of salary for Dr. Mainolfi (CEO), and 40% of salary for our other NEOs. Ms. Chiniara and Dr. Chadwick were both hired in 2023 and, as a result, their respective annual bonuses were prorated. For more information, see “Primary Elements of Executive Compensation” above.

Grants of Plan-Based Awards for Fiscal Year 2023

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2023, under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/share)(3)	Number of Securities Underlying Stock Awards (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Nello Mainolfi, Ph.D.	-	-	352,000	-	-	-	-	-
	3/1/2023	-	-	-	450,000	32.07	-	8,594,942
Bruce Jacobs CFA, MBA	-	-	188,000	-	-	-	-	-
	3/1/2023	-	-	-	142,500	32.07	-	2,722,293
	3/1/2023	-	-	-	-	-	23,750	761,663
Jared Gollob, M.D.	-	-	192,000	-	-	-	-	-
	3/1/2023	-	-	-	112,500	32.07	-	2,149,241
	3/1/2023	-	-	-	-	-	18,750	601,313
Ellen Chiniara, J.D.	-	-	174,000	-	-	-	-	-
	1/3/2023	-	-	-	225,000	24.84	-	3,394,615
	1/3/2023	-	-	-	-	-	37,500	931,500
Jeremy Chadwick	-	-	192,000	-	-	-	-	-
	5/22/2023	-	-	-	200,000	29.64	-	3,588,789
	5/22/2023	-	-	-	-	-	33,333	987,990

(1) The amounts represent 100% of 2023 target award under our executive bonus plan. We do not establish thresholds or maximum bonus amounts under our executive bonus plan.

(2) Consists of stock options granted under our 2020 Stock Option and Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2023” table below.

(3) The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.

(4) Consists of restricted stock units granted under our 2020 Stock Option and Incentive Plan. The restricted stock units are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2023” table below.

(5) The amounts reflect the aggregate grant date fair value of stock options and restricted stock units awarded in 2023, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the stock options or any sale of any of the underlying shares of common stock. See Note 2 to our consolidated financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2023, regarding certain assumptions we made in determining the fair value of equity awards.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers at December 31, 2023. All equity awards granted prior to 2021 set forth in the table below were granted under our 2018 Stock Option and Grant Plan and all equity awards granted in 2023 set forth in the table below were granted under our 2020 Stock Option and Incentive Plan.

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (1)
Nello Mainolfi,	11/14/2019	11/14/2019	528,972	—		2.08	11/13/2029	—	—
Ph.D.	11/14/2019	11/14/2019	18,725	—		2.08	11/13/2029	—	—
	5/14/2020	5/14/2020	275,226	32,003	(1)	5.33	5/13/2030	—	—
	5/14/2020	5/14/2020	76,493	—		5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	104,499	20,900	(2)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	343,750	31,250	(3)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	160,475	114,625	(4)	38.53	2/28/2032	—	—
	3/1/2023	3/1/2023	112,500	337,500	(5)	32.07	2/28/2033	—	—
Bruce Jacobs,	8/29/2019	7/1/2019	129,899	—		2.08	8/28/2029	—	—
CFA, MBA	8/29/2019	7/1/2019	36,974	—		2.08	8/28/2029	—	—
	5/14/2020	5/14/2020	64,594	7,510	(1)	5.33	5/13/2030	—	—
	5/14/2020	5/14/2020	14,420	—		5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	27,420	5,484	(2)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	128,333	11,667	(3)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	46,666	33,334	(4)	38.53	2/28/2032	—	—
	3/1/2022	3/1/2022	—	—		—	2/28/2032	8,867	225,754	(6)
	3/1/2023	3/1/2023	35,625	106,875	(5)	32.07	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—		—	2/28/2033	23,750	477,375	(7)
Jared Gollob,	11/1/2018	9/12/2018	29,799	—		1.31	10/31/2028	—	—
M.D.	5/23/2019	2/7/2019	109,020	—		2.08	5/22/2029	—	—
	5/14/2020	5/14/2020	74,705	8,685	(1)	5.33	5/13/2030	—	—
	8/20/2020	8/20/2020	40,785	8,157	(2)	20.00	8/19/2030	—	—
	3/1/2021	3/1/2021	91,666	8,334	(3)	48.46	2/28/2031	—	—
	3/1/2022	3/1/2022	44,216	31,584	(4)	38.53	2/28/2032	—	—
	3/1/2022	3/1/2022	—	—	(6)	—	2/28/2032	8,400	213,864	(6)
	3/1/2023	3/1/2023	28,125	84,375	(5)	38.53	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—	(7)	—	2/28/2033	18,750	477,375	(7)
Ellen Chiniara,	1/3/2023	1/3/2023	—	225,000	(8)	24.84	6/20/2031	—	—
J.D.	1/3/2023	1/3/2023	—	—	(9)	—	2/28/2032	37,500	954,750	(9)
Jeremy Chadwick,	5/22/2023	5/22/2023	—	200,000	(10)	29.64	10/31/2028	—	—
Ph.D.	5/22/2023	5/22/2023	—	—	(11)	—	5/22/2029	33,333	848,658	(11)

(1) The shares underlying these options vest in 48 equal monthly installments through May 14, 2024.

(2) The shares underlying these options vest in 48 equal monthly installments through August 20, 2024.

(3) The shares underlying these options vest in 36 equal monthly installments through March 1, 2024.

(4) The shares underlying these options vest in 36 equal monthly installments through March 1, 2025.

(5) The shares underlying these options vest in 36 equal monthly installments through March 1, 2026.

(6) The shares vest in three annual installments beginning on March 1, 2023 through March 1, 2025.

(7) The shares vest in three annual installments beginning on March 1, 2024 through March 1, 2026.

(8) The shares underlying these options vest as follows: 25% vest on January 3, 2024 with the remainder of the shares vesting in 36 equal monthly installments through January 3, 2027.

(9) The shares vest in four annual installments beginning on January 3, 2024 through January 3, 2027.

(10) The shares underlying these options vest as follows: 25% vest on May 22, 2024 with the remainder of the shares vesting in 36 equal monthly installments through May 22, 2027.

(11) The shares vest in four annual installments beginning on May 22, 2024 through May 22, 2027.

Option Exercises and Stock Vested in Fiscal Year 2023

The following table sets forth information concerning option exercises for each of our named executive officers during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Nello Mainolfi, Ph.D.	32,000	457,971	-	-
Bruce Jacobs CFA, MBA	10,000	249,766	4,433	142,166
Jared Gollob, M.D.	-	-	4,200	134,694
Ellen Chiniara, J.D.	-	-	-	-
Jeremy Chadwick, Ph.D.	-	-	-	-

(1) The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised.

(2) The value realized upon vesting of restricted stock awards or restricted stock units is calculated by multiplying the number of restricted stock units vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Market on the vest date.

Employment, Severance and Change-in-Control Arrangements

In connection with our initial public offering in August 2020, we entered into employment agreements with each of Dr. Mainolfi, Mr. Jacobs and Dr. Gollob that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. We entered into a similar agreement in connection with Ms. Chiniara’s hiring in January 2023 and Dr. Chadwick’s hiring in May 2023. Our goal in providing this severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our named executive officers will require the named executive officers to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of our employment agreements with our NEOs are summarized below.

Nello Mainolfi, Ph.D.

Under the employment agreement we entered into with Dr. Mainolfi in August 2020, or the Mainolfi Employment Agreement, Dr. Mainolfi serves as our Founder, President and Chief Executive Officer on an at-will basis. Dr. Mainolfi’s 2023 annual base salary was $640,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 55% of his base salary. Dr. Mainolfi was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Mainolfi Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Mainolfi resigns for “good reason” (as each term is defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for twelve (12) months following termination, (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) acceleration of 25% of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi as of immediately prior to our initial public offering in August 2020.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Mainolfi’s employment is terminated by us without cause or Dr. Mainolfi resigns for good reason, in either case within three (3) months prior to, on or within twelve (12) months following a “change in control” (as defined in the Mainolfi Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 1.5 times the sum of (A) Dr. Mainolfi’s then-current annual base salary (or Dr. Mainolfi’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Mainolfi’s target annual cash incentive compensation for the year of termination (or Dr. Mainolfi’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Mainolfi’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Mainolfi had he remained employed with us until the earliest of (A) eighteen (18) months following termination, (B) Dr. Mainolfi’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Mainolfi’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Mainolfi shall be accelerated.

The payments and benefits provided to Dr. Mainolfi in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and may subject Dr. Mainolfi to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Mainolfi in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Mainolfi.

Bruce Jacobs, CFA, MBA

Under the employment agreement we entered into with Mr. Jacobs in August 2020, or the Jacobs Employment Agreement, Mr. Jacobs serves as our Chief Financial Officer on an at-will basis. Mr. Jacobs’ 2023 annual base salary was $470,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Jacobs was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Jacobs Employment Agreement, in the event that his employment is terminated by us without “cause” or Mr. Jacobs resigns for “good reason” (as each term is defined in the Jacobs Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Mr. Jacobs’ copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Mr. Jacobs had he remained employed with us until the earliest of (A) nine (9) months following termination, (B) Mr. Jacobs’ eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Mr. Jacobs’ COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Mr. Jacobs’ employment is terminated by us without cause or Mr. Jacobs resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Jacobs Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Mr. Jacobs’ then-current annual base salary (or Mr. Jacobs’ annual base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Jacobs’ target annual cash incentive compensation for the year of termination (or Mr. Jacobs’ target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Mr. Jacobs’ copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Mr. Jacobs had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Mr. Jacobs’ eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Mr. Jacobs’ COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Mr. Jacobs shall be accelerated.

The payments and benefits provided to Mr. Jacobs in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Mr. Jacobs to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Jacobs in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Jacobs.

Jared Gollob, M.D.

Under the employment agreement we entered into with Dr. Gollob in August 2020, or the Gollob Employment Agreement, Dr. Gollob serves as our Chief Medical Officer on an at-will basis. Dr. Gollob’s 2023 annual base salary was $480,000 which was subject to periodic review and adjustment and was eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Gollob was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Gollob Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Gollob resigns for “good reason” (as each term is defined in the Gollob Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Dr. Gollob’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Gollob had he remained employed with us until the earliest of (A) nine (9) months following termination, (B) Dr. Gollob’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Gollob’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Gollob’s employment is terminated by us without cause or Dr. Gollob resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Gollob Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Dr. Gollob’s then-current annual base salary (or Dr. Gollob’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Gollob’s target annual cash incentive compensation for the year of termination (or, Dr. Gollob’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Gollob’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Gollob had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Gollob’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Gollob’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Gollob shall be accelerated.

The payments and benefits provided to Dr. Gollob in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Dr. Gollob to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Gollob in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Gollob.

Ellen Chiniara, J.D.

Under the employment agreement we entered into with Ms. Chiniara in January 2023, or the Chiniara Employment Agreement, Ms. Chiniara serves as our Chief Legal Officer on an at-will basis. Ms. Chiniara’s 2023 annual base salary was $435,000 which was subject to periodic review and adjustment, and she was eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Ms. Chiniara was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Chiniara Employment Agreement, in the event that her employment is terminated by us without “cause” or Ms. Chiniara resigns for “good reason” (as each term is defined in the Chiniara Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Ms. Chiniara’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Chiniara had she remained employed with us until the earliest of (A) nine (9) months following termination, (B) Ms. Chiniara’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Chiniara’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Chiniara’s employment is terminated by us without cause or Ms. Chiniara resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Chiniara Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Ms. Chiniara’s then-current annual base salary (or Ms. Chiniara’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Ms. Chiniara’s target annual cash incentive compensation for the year of termination (or Ms. Chiniara’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Ms. Chiniara’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Chiniara had she remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Ms. Chiniara’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Chiniara’s

COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Ms. Chiniara shall be accelerated.

The payments and benefits provided to Ms. Chiniara in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Ms. Chiniara to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Ms. Chiniara in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Ms. Chiniara.

Jeremy Chadwick, Ph.D.

Under the employment agreement we entered into with Dr. Chadwick in May 2023, or the Chadwick Employment Agreement, Dr. Chadwick serves as our Chief Operating Officer on an at-will basis. Dr. Chadwick’s 2023 annual base salary was $480,000 which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Chadwick was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Chadwick Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Chadwick resigns for “good reason” (as each term is defined in the Chadwick Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) base salary continuation for nine (9) months following termination, and (ii) subject to Ms. Chadwick’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Chadwick had he remained employed with us until the earliest of (A) nine (9) months following termination, (B) Dr. Chadwick’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Chadwick’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Chadwick’s employment is terminated by us without cause or Dr. Chadwick resigns for good reason, in either case on or within twelve (12) months following a “change in control” (as defined in the Chadwick Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to one (1) times the sum of (A) Dr. Chadwick’s then-current annual base salary (or Dr. Chadwick’s annual base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Chadwick’s target annual cash incentive compensation for the year of termination (or Dr. Chadwick’s target annual cash incentive compensation in effect immediately prior to the change in control, if higher), (ii) subject to Dr. Chadwick’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Chadwick had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Chadwick’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Chadwick’s COBRA health continuation period, and (iii) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Chadwick shall be accelerated.

The payments and benefits provided to Dr. Chadwick in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject Dr. Chadwick to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Chadwick in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Chadwick.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation and benefits payable to each named executive officer employed as of December 31, 2023 under our current employment agreements in various termination and/or change-in-control situations has been estimated in the table below, which assumes that such termination and/or change-in-control occurred on December 31, 2023 and that no non-competition provisions will be enforced following any such termination. The value of the equity vesting acceleration was calculated based on the assumption that the change-in-control and/or executive’s employment termination occurred on December 31, 2023. For purposes of the following table, we have used $25.46 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on December 29, 2023, the last trading day of the year 2023, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2023 by the difference between the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2023 and the exercise price for such unvested stock options.

	Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason in Connection with a Change in Control ($)
Nello Mainolfi, Ph.D.	Cash severance payments	640,000	(1)	1,488,000	(2)
	Healthcare continuation	24,158	(3)	36,237	(4)
	Acceleration of equity award vesting	157,079	(5)	731,979	(6)

	Total	821,237		2,256,216

Bruce Jacobs, CFA, MBA	Cash severance payments	352,500	(7)	658,000	(8)
	Healthcare continuation	18,118	(9)	24,158	(10)
	Acceleration of equity award vesting	-		988,765	(6)

	Total	370,618		1,670,923

Jared Gollob, M.D.	Cash severance payments	360,000	(7)	672,000	(8)
	Healthcare continuation	18,118	(9)	24,158	(10)
	Acceleration of equity award vesting	-		888,635	(6)

	Total	378,118		1,584,793

Ellen Chiniara, J.D.	Cash severance payments	326,250	(7)	609,000	(8)
	Healthcare continuation	18,191	(9)	24,255	(10)
	Acceleration of equity award vesting	-		963,000	(6)

	Total	344,441		1,596,255

Jeremy Chadwick, Ph.D.	Cash severance payments	360,000	(7)	672,000	(8)
	Healthcare continuation	18,191	(9)	24,255	(10)
	Acceleration of equity award vesting	-		831,992	(6)

	Total	378,191		1,528,246

(1) 12 months base salary.

(2) 18 months base salary plus 2023 target annual cash incentive compensation.

(3) Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.

(4) Payment of the COBRA health insurance premiums until the earlier of (a) 18 months following the date of termination, or (b) the end of the COBRA health continuation period.

(5) Value attributable to acceleration of 25% of the then-unvested portion of any outstanding equity awards that were granted prior to the company’s initial public offing on August 20, 2020.

(6) Value attributable to acceleration of 100% of outstanding equity awards.

(7) 9 months base salary.

(8) 12 months base salary plus 2023 target annual cash incentive compensation.

(9) Payment of the COBRA health insurance premiums until the earlier of (a) nine months following the date of termination, or (b) the end of the COBRA health continuation period.

(10) Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.

Limitation of Liability and Indemnification Agreements

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our shareholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our shareholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees

(but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Compensation and Talent Committee Interlocks and Insider Participation

Jeffrey Albers, John Maraganore and Leigh Morgan served on our Compensation and Talent Committee in 2023. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation and Talent Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation and Talent Committee. None of the members of our Compensation and Talent Committee is an officer or employee of our company, and none of the members of our Compensation and Talent Committee was an officer or employee of our company in the past fiscal year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights #(a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	8,706,304	(3)	$26.33	(3)	5,380,043	(4)(5)
Equity compensation plans not approved by the security holders	–		–		–

Total	8,706,304		$26.33		5,380,043

(1) The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to restricted stock units.

(2) Consists of our 2018 Stock Option and Grant Plan (or 2018 Plan), our 2020 Stock Option and Incentive Plan (or 2020 Plan), and our Amended and Restated 2020 Employee Stock Purchase Plan (2020 ESPP). Following August 2020, we did not grant any awards under our 2018 Plan, but all outstanding awards under such plan continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2018 Plan or 2020 Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2020 Plan.

(3) Does not include purchase rights accruing under the 2020 ESPP as of December 31, 2023, because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2024. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2020 ESPP plan during the purchase period beginning December 1, 2023 and ending on May 31, 2024 is 1,203.

(4) Consists of shares available for future issuance under the 2020 ESPP and the 2020 Plan. As of December 31, 2023, 1,582,495 shares of common stock were available for issuance under the 2020 ESPP and 3,797,548 shares of common stock were available for issuance under the 2020 Plan.

(5) The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The 2020 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2021, by the least of 438,898 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our administrator of the 2020 ESPP. The number in the table does not include the increases from January 1, 2024.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2023 for their services as members of the board of directors. Amounts paid to Dr. Mainolfi, our Founder, President and Chief Executive Officer and a director are presented above in the “Summary Compensation Table.” Dr. Mainolfi did not receive any compensation for his services as a director for the fiscal year ended December 31, 2023.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bruce Booth, D.Phil.(2)	75,000	191,464	266,464
Jeff Albers, MBA(3)	50,000	191,464	241,464
Pamela Esposito, Ph.D.(4)	52,500	191,464	243,964
Joanna Horobin, M.B., Ch.B.(5)	52,500	191,464	243,964
Gorjan Hrustanovic Ph.D.(6)	45,000	191,464	236,464
John Maraganore, Ph.D(7)	45,000	191,464	236,464
Leigh Morgan(8)	55,000	191,464	246,464
Elena Ridloff, CFA(9)	55,000	191,464	246,464
Victor Sandor, MDCM(10)	40,000	191,464	231,464

(1) The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors during the fiscal year ended December 31, 2023, calculated in accordance with FASB, ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2) As of December 31, 2023, Dr. Booth held stock options to purchase 84,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(3) As of December 31, 2023, Mr. Albers held stock options to purchase 115,539 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(4) As of December 31, 2023, Dr. Esposito held stock options to purchase 84,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(5) As of December 31, 2023, Dr. Horobin held stock options to purchase 174,648 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(6) As of December 31, 2023, Dr. Hrustanovic held stock options to purchase 84,190 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(7) As of December 31, 2023, Dr. Maraganore held stock options to purchase 36,000 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(8) As of December 31, 2023, Ms. Morgan held stock options to purchase 36,000 shares of common stock, including options to purchase 12,000 shares of common stock granted in June 2023.

(9) As of December 31, 2023, Ms. Ridloff held stock options to purchase 64,378 shares of common stock including options to purchase 12,000 shares of common stock granted in June 2023.

(10) As of December 31, 2023, Dr. Sandor held stock options to purchase 36,000 shares of common stock including options to purchase 12,000 shares of common stock granted in June 2023.

Non-Employee Director Compensation Policy

In connection with our initial public offering, we implemented a non-employee director compensation policy, which was most recently amended in March 2024, pursuant to which our non-employee directors are eligible to receive the following cash retainer:

	Annual Retainer
Board of Directors:
Members (other than chair and Lead Independent Director)	$40,000
Retainer for non-executive chair	$70,000
Retainer for Lead Independent Director	$60,000
Audit Committee:
Members (other than chair)	$10,000	(1)
Retainer for chair	$20,000	(2)
Compensation and Talent Committee:
Members (other than chair)	$7,500	(3)
Retainer for chair	$15,000	(4)
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

(1) Compensation rate prior to March 27, 2024 was $7,500.

(2) Compensation rate prior to March 27, 2024 was $15,000.

(3) Compensation rate prior to March 27, 2024 was $5,000.

(4) Compensation rate prior to March 27, 2024 was $10,000.

Our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase shares of our common stock, or the Initial Grant. The number of shares subject to the Initial Grant is periodically reviewed by the Compensation and Talent Committee, and on March 27, 2024, our non-employee director compensation policy was revised to increase the Initial Grant from 24,000 shares to 32,000 shares. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of shareholders, each non-employee director who continues as a non-employee director, other than a director who has received an Initial Grant in the same calendar year of the annual meeting of shareholders for a particular year, following such meeting will be granted an option to purchase shares of our common stock, or the Annual Grant. The number of shares subject to the Annual Grant is periodically reviewed by the Compensation and Talent Committee, and on March 27, 2024, our non-employee director compensation policy was revised to increase the Annual Grant from 12,000 shares to 16,000 shares. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

The grant date fair value of all equity awards and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the board of directors.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

CEO Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on October 15, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2022. In identifying the median employee, we annualized the compensation values of individuals that joined our company during 2022. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

As permitted under applicable SEC rules, we selected our median employee as of October 15, 2022, and following our determination that, since October 15, 2022, there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure for 2023 and require the calculation of a new median employee. Therefore, we selected the same median employee for 2023.

In 2022, we identified the median employee by aggregating, for each employee: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2022. In identifying the median employee, we annualized the compensation values of individuals that joined our company during 2022. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation in 2023 as calculated using Summary Compensation Table requirements was $516,701. Our Chief Executive Officer’s compensation in 2023 as reported in the Summary Compensation Table was $9,670,542. Therefore, our CEO Pay Ratio for 2023 is approximately 19:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation and Talent Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

Pay versus Performance
The following table reports the compensation for Dr. Mainolfi (our Principal Executive Officer, or PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table in our proxy statements for the past three fiscal years, as well as their “compensation actually paid” (CAP), as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules. The grant date fair values included in the Summary Compensation Table (SCT) have been replaced with fair values reflecting the change in value of equity awards during the fiscal year. The calculations do not reflect the actual sale of stock underlying equity awards or the exercise of stock options by the executive. For the year ended December 31, 2023, we did not use any financial performance measures to link company performance to compensation actually paid and, as such, we have omitted the “Company Selected Measure” from the Pay Versus Performance Table and are also omitting the Tabular List of Financial Performance Measures from this Pay versus Performance Disclosure. Nonetheless we have presented information in the Pay Versus Performance table below regarding certain financial performance measures as required by Item 402(v) of Regulation
S-K.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Other NEOs (3)	Average Compensation Actually Paid to Other NEOs (4)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Loss ($ thousands) (6)
2023	$9,670,542	$6,407,619	$4,398,338	$3,249,348	$76.55	$107.72	$146,962
2022	$6,926,645	($24,973,497)	$1,889,672	($4,924,083)	$75.05	$102.99	$154,808
2021	$11,573,374	$12,612,015	$3,329,398	$153,471	$190.89	$114.59	$100,217
2020	$3,678,001	$30,951,579	$1,812,465	$10,976,901	$186.41	$114.56	$45,593

(1) Dr. Mainolfi served as our PEO in each year shown.
(2) The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.
The PEO Summary Compensation Table to compensation actually paid (or CAP) reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Prior Years’ Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	PEO CAP
2023	$9,670,542	($8,594,942)	$4,372,962	($40,003)	$999,060	-	$6,407,619
2022	$6,926,645	($5,951,445)	($13,733,529)	($12,952,506)	$737,338	-	($24,973,497)
2021	$11,573,374	($10,621,667)	$10,809,481	($1,755,523)	$2,606,351	-	$12,612,015
2020	$3,678,001	($2,845,382)	$28,515,760	$728,664	$874,537	-	$30,951,579

(3) The amounts reported represent the average of the amounts reported for the Other NEOs, in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts were (i) for 2023, Bruce Jacobs, Dr. Jared Gollob, Ellen Chiniara and Dr. Jeremy Chadwick, (ii) for 2022, Bruce Jacobs, Dr. Jared Gollob, and Elaine Caughey, (iii) for 2021, Bruce Jacobs, Dr. Jared Gollob, Elaine Caughey (from June 21, 2021 until December 31, 2021), and Dr. Richard Chesworth (from January 1, 2021 until October 22, 2021), and (iv) for 2020, Bruce Jacobs, Dr. Jared Gollob, and Dr. Richard Chesworth.

(4) The amounts reported represent the average “compensation actually paid” to the Other NEOs as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the Other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 2.
The average Other NEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	Summary Compensation Table Total	Summary Compensation Table Equity	Change in Value of Prior Years’ Awards Unvested at FYE	Change in Value of Prior Years’ Awards that Vested in FY	Change in Value of Awards granted in year that Vested in FY	Fair value of Awards Forfeited in FY	Other NEO CAP
2023	$4,398,338	($3,784,351)	$2,433,998	$58,829	$141,534	-	$3,249,348
2022	$1,889,672	($1,420,223)	($2,443,461)	($3,218,544)	$268,473	-	($4,924,083)
2021	$3,329,398	($2,829,424)	$2,589,240	($713,569)	$677,265	($2,899,439)	$153,471
2020	$1,812,465	($1,967,228)	$10,923,640	$65,080	$142,943	-	$10,976,901

(5) Peer group TSR reflects the Nasdaq Biotechnology Index for all three fiscal years disclosed, which aligns with the peer group used in our Annual Report on
10-K
for each of these years.
(6) The dollar amounts reported represent the amount of net loss reflected in the company’s audited financial statements for the applicable fiscal year.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the company’s compensation programs are designed to enable us to attract and retain the leadership talent that is necessary to successfully manage our strong earnings growth and return on invested capital objectives, while balancing necessary investment in the businesses in order to achieve attractive, long-term shareholder returns. As required by Item 402(v) of Regulation
S-K,
the following is a list of performance measures, which in our assessment represents the most important performance measures used by the company to link compensation actually paid to the company’s NEOs for 2023.
Description of the Relationship Between Compensation Actually Paid and Selected Performance Metrics
As described above in the section titled “Compensation Discussion and Analysis,” our compensation program is designed to attract and retain high-performing talent in our industry, motivate our executive officers to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The company uses several performance measures to align executive compensation with company performance, not all of which are presented in the Pay versus Performance table above. Moreover, the company calculates compensation to the PEO and other NEOs on a basis different than the amount reported in the Summary Compensation Table and, compensation actually paid, as calculated in accordance with Item 402(v) of Regulation
S-K,
is not considered by the Board and the Compensation and Talent Committee in evaluating or determining executive compensation. In accordance with Item 402(v) of Regulation
S-K,
the company is providing the following descriptions of the relationships between compensation actually paid and the financial performance metrics presented in the Pay versus Performance table.
Compensation Actually Paid and Net Loss
Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than the recognition of non-cash
deferred revenue associated with our collaboration agreements. Consequently, our company has not historically looked
to net income (loss) as a performance measure for our

executive compensation program. From 2020 through 2022, our net loss increased year over year, while our net loss slightly decreased in 2023. The Compensation Actually Paid our PEO and Other NEOs does not correlate to the net loss reported year to year.
PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
Equity awards are the largest component of our executive compensation program, representing no less than 80% of the target total compensation for each of our executives. Therefore, TSR has a significant impact on our CAP, particularly for executives who have been with us for several years and who have multiple years of outstanding equity awards. The impact is more pronounced for our CEO/PEO, given he receives equity in the form of stock options only whereas the Other NEOs receive a blend of stock options and restricted stock units. The CEO/PEO also receives a larger magnitude of equity relative to the other NEOs, consistent with market practice. Due to the significant weighting of equity in our total compensation, the decline in our stock price between the end of 2021 and 2022 has resulted in negative CAP for our PEO and Other NEOs.
TSR for our peer group is based on the Nasdaq Biotechnology Index (XNBI), which reflects the company’s industry sector and is also the peer group used in our Annual Report on Form
10-K.
We outperformed peers during 2020 and 2021, reflecting the substantial progress towards our stated goals and the achievement of significant milestones including encouraging clinical data for our lead candidate
KT-474
and progression of our other clinical and preclinical stage programs. However, due to the decline in our stock price at the end of 2022 compared to the prior year, our three-year TSR closed lower than our peers. Our corporate goals for 2023 include significant progress across our clinical and pipeline programs, and we expect the level of achievement of these goals to meaningfully impact our TSR in 2023 and beyond.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our 2024 Public Offering

On January 9, 2024, we completed an underwritten public offering of our common stock and in lieu of common stock to certain investors, pre-funded warrants to purchase shares of our common stock. We issued and sold an aggregate of 3,884,158 shares of our common stock, including the full exercise of the underwriters’ over-allotment option to purchase an additional 1,633,633 shares, at a price to the public of $25.25 per share, or collectively, the Shares. Additionally, in lieu of common stock to certain investors, we issued and sold pre-funded warrants to purchase up to 8,640,594 shares of our common stock, at a price to the public of $25.2499 per warrant, or the Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.0001 per share exercise price for each such Pre-Funded Warrant. The net proceeds of this public offering before deducting underwriting discounts and commissions, and other estimated offering expenses payable by us were approximately $316.2 million. The following table summarizes purchases of the Shares and Pre-Funded Warrants by our related persons in connection with such underwritten public offering:

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
Entities affiliated with BVF Partners L.P.(1)	-	990,099	$24,999,900.74
Entities affiliated with Baker Bros. Advisors LP(2)	-	4,950,495	$124,999,503.70
Avoro Life Sciences Fund LLC(3)	-	2,700,000	$68,174,730.00
Wellington Management Group LLP(4)	792,079	-	$19,999,994.75
Certain funds advised or subadvised by T. Rowe Price Associates, Inc.(5)	594,059	-	$14,999,989.75
Entities affiliated with the Vanguard Group(6)	101,785	-	$2,570,071.25
Entities affiliated with BlackRock, Inc. (7)	2,000	-	$50,500

Total	1,489,923	8,640,594	$255,794,690.19

(1) Funds affiliated with BVF Partners L.P. are holders of five percent or more of our capital stock. Gorjan Hrustanovic, Ph.D. is affiliated with BVF Partners L.P. and is a member of our board of directors.

(2) Funds affiliated with Baker Bros. Advisors LP are holders of five percent or more of our capital stock. Felix J. Baker, Ph.D. is a managing member of the general partner of Baker Bros. Advisors LP and is a member of our board of directors.

(3) Avoro Capital Advisors LLC, a fund affiliated with Avoro Life Sciences Fund LLC, is a holder of five percent or more of our capital stock.

(4) Wellington Management Group are holders of five percent or more of our capital stock.

(5) Funds affiliated with T. Rowe Price Associates, Inc. are holders of five percent or more of our capital stock.

(6) Entities affiliated with the Vanguard Group are holders of five percent or more of our capital stock.

(7) Entities affiliated with BlackRock, Inc. are holders of five percent or more of our capital stock.

In connection with the public offering, we agreed, among other things, to indemnify the underwriters in connection with the Securities Act of 1933. We filed a prospectus supplement with the SEC on January 5, 2024, and an accompanying base prospectus that forms a part of the registration statement on Form S-3ASR (File No. 333-259955), filed with the SEC on October 1, 2021, and that was effective upon filing with the SEC.

Participation Agreements

On March 11, 2020, we entered into participation agreements with funds affiliated with BVF Partners L.P. granting such funds the right to purchase shares of our common stock in connection with any follow-on offering (as defined in the participation agreement) consummated prior to August 25, 2024. Funds affiliated with BVF Partners L.P. collectively hold five percent or more of our capital stock and Gorjan Hrustanovic, Ph.D., who is affiliated with BVF Partners L.P., is a member of our board of directors.

On March 11, 2020, we entered into participation agreements with funds affiliated with Redmile Group, LLC granting such funds the right to purchase shares of our common stock in connection with any follow-on offering (as defined in the participation agreement) consummated prior to August 25, 2024.

Indemnification Agreements

In connection with our initial public offering in August 2020, the election of new directors, and entrance into employment agreements with certain other executive officers, we entered into new agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering in August 2020, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

In connection with our initial public offering in August 2020, we adopted a written related party transactions policy that provides that such transactions must be approved by our Audit Committee. This policy became effective on August 20, 2020. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL SHAREHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2024 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The column entitled “Shares Beneficially Owned” is based on a total of 61,353,146 shares of our common stock outstanding as of March 31, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of March 31, 2024 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders:
Entities affiliated with BVF Partners L.P.(1)	6,151,900	9.87%
T. Rowe Price Associates, Inc.(2)	5,999,256	9.78%
Entities affiliated with Baker Bros. Advisors LP(3)	5,997,706	9.78%
Entities affiliated with Atlas Venture Partners(4)	5,377,362	8.76%
Wellington Management Group LLP(5)	4,815,558	7.85%
Entities affiliated with the Vanguard Group(6)	3,997,564	6.52%
Avoro Capital Advisors LLC(7)	3,775,000	6.15%
Entities affiliated with BlackRock, Inc.(8)	3,566,611	5.81%
Named Executive Officers, Other Executive Officers, and Directors:
Nello Mainolfi, Ph.D.(9)	2,433,677	3.85%
Jared Gollob, M.D.(10)	482,839	*
Bruce Jacobs, CFA, MBA(11)	638,688	1.03%
Ellen Chiniara(12)	88,331	*
Jeremy Chadwick(13)	54,474	*
Jeffrey Albers, J.D., MBA(14)	87,233	*
Felix Baker, Ph.D.(3)	5,997,706	9.78%
Bruce Booth, D.Phil.(15)	72,190	*
Pamela Esposito, Ph.D.(16)	72,190	*
Joanna Horobin, M.B., Ch.B.(17)	162,648	*
Gorjan Hrustanovic, Ph.D.(18)	72,190	*
John Maraganore, Ph.D.(19)	18,666	*
Leigh Morgan(20)	14,666	*
Elena Ridloff, CFA.(21)	49,128	*
Victor Sandor, MDCM(22)	12,000	*
All executive officers and directors as a group (15 persons)(23)	10,256,626	15.82%

* Represents beneficial ownership of less than one percent.

(1) Based on a Schedule 13D/A filed with the SEC on January 9, 2024 by Biotechnology Value Fund, L.P., or BVF, BVF I GP LLC, or BVF GP, Biotechnology Value Fund II, L.P., or BVF2, BVF II GP LLC, or BVF2 GP, Biotechnology Value Trading Fund OS LP, or Trading Fund OS, BVF Partners OS Ltd., or Partners OS, BVF GP Holdings LLC, or BVF GPH, BVF Partners L.P., or Partners, BVF Inc., Mark N. Lampert and Gorjan Hrustanovic, consists of (i) 2,656,191 shares of common stock held by BVF, (ii) 550,425 shares of common stock issuable upon exercise of pre-funded warrants held by BVF, (iii) 2,104,075 shares of common stock held by BVF2, (iii) 375,856 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF2, (iv) 294,632 shares of common stock held by Trading Fund OS, (v) 52,733 shares of common stock issuable upon the exercise of pre-funded warrants held by Trading Fund OS, (vi) 106,903 shares of common stock held by a certain managed account, or the Partners Managed Account and (vii) 11,085 shares of common stock issuable upon the exercise of pre-funded warrants held by MSI BVF SPF, LLC. BVF GP, as the general partner of BVF, may be deemed to beneficially own the securities beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the securities beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the securities beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF, BVF2, and Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the securities beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the securities beneficially owned by BVF Inc. As of March 31, 2024, Dr. Hrustanovic beneficially owned 72,190 shares of common stock underlying certain stock options which will vest within 60 days of March 31, 2023. Dr. Hrustanovic is also a member of our board of directors. Dr. Hrustanovic disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The business address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc., Mr. Lampert and Dr. Hrustanovic is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The business address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2) Based on a Schedule 13G/A filed with the SEC on February 12, 2024, T. Rowe Price Associates, Inc. has sole voting power over 5,870,802 shares of our common stock and sole dispositive power over 5,999,256 shares of our common stock. The principal business office of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(3) Based on a Schedule 13D filed with the SEC on April 1, 2024, by Baker Bros. Advisors LP, or BBA, Baker Bros. Advisors (GP) LLC, or BBA-GP, Felix J. Baker and Julian C. Baker, consists of (i) 5,516,985 shares of our common stock held by Baker Brothers Life Sciences, L.P., or BBLS, (ii) 478,943 shares of our common stock held by 667, L.P., or 667, and (iii) 1,778 shares subject to options held by Felix J. Baker that are vested and exercisable within 60 days of March 31, 2024. These amounts exclude (i) 7,379,066 shares of common stock issuable upon exercise of pre-funded warrants held by BBLS and (ii) 571,429 shares of common stock issuable upon the exercise of pre-funded warrants held by 667, which pre-funded warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 4.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. BBA is the management company and investment adviser to 667 and BBLS and may be deemed to beneficially own all shares held by 667 and BBLS. BBA-GP is the sole general partner of BBA. Julian C. Baker and Felix J. Baker, as managing members of BBA-GP, have voting and investment power over the shares held by each of 667 and BBLS. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by 667 and BBLS, except to the extent of their indirect pecuniary interest therein. The principal business office of each such entity is 860 Washington St., 3rd Floor, New York, NY 10014.

(4) Based in part on a Form 4 filed with the SEC on March 15, 2024 by Bruce Booth, consists of (i) 4,570,665 shares of common stock held by Atlas Venture Fund X, L.P., or Atlas X, and (ii) 806,697 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or AVO I. Atlas Venture Associates X, L.P., or AVA X LP, is the general partner of Atlas X, and Atlas Venture Associates X, LLC, or AVA X LLC, is the general partner of AVA X LP. Atlas Venture Associates Opportunity I, L.P., or AVAO LP, is the general partner of AVO I, and Atlas Venture Associates Opportunity I, LLC, or AVAO LLC, is the general partner of AVAO LP. Each of Atlas X, AVA X LP and AVA X LLC has shared voting and dispositive power over the shares held by Atlas X. As such, each of Atlas X, AVA X LP and AVA X LLC may be deemed to beneficially own the shares held by Atlas X. Each of AVO I, AVAO LP and AVAO LLC has shared voting and dispositive power over the shares held by AVO I. As such, each of AVO I, AVAO LP and AVAO LLC may be deemed to beneficially own the shares held by AVO I. Peter Barrett, Bruce Booth, Jean-François Formela, David Grayzel and Jason Rhodes are the members of AVA X LLC and collectively make investment decisions on behalf of Atlas X. Kevin Bitterman, Bruce Booth, Jean-François Formela, David Grayzel and Jason Rhodes are the members of AVAO LLC and collectively make investment decisions on behalf of AVO I. As of March 31, 2024, Dr. Booth beneficially owned 72,190 shares of common stock underlying stock options which will vest within 60 days of March 31, 2024. Dr. Booth is also a member of our board of directors. Dr. Booth disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address for Atlas X and AVO I is 300 Technology Square, 8th Floor, Cambridge, Massachusetts 02139.

(5) Based on a Schedule 13G/A filed with the SEC on February 8, 2024, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 4,357,445 shares of our common stock and shared dispositive power over 4,815,558 shares of our common stock, and Wellington Management Company LLP has shared voting power over 4,338,849 shares of our common stock and shared dispositive power over 4,658,192 shares of our common stock. The principal business office of each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(6) Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 69,611 shares of our common stock, shared dispositive power over 110,561 shares of our common stock and sole dispositive power over 3,887,003 shares of our common stock. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7) Based on a Schedule 13G/A filed with the SEC on February 14, 2024, Avoro Capital Advisors LLC, or Avoro, has sole voting power over 3,775,000 shares of our common stock and sole dispositive power over 3,775,000 shares of our common stock. These amounts exclude 2,700,000 shares of common stock issuable upon exercise of pre-funded warrants held by Avoro, which pre-funded warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 4.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. Avoro provides investment advisory and management services and has acquired the securities solely for investment purposes on behalf of Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro. The principal business office of Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, New York 10012.

(8) Based on a Schedule 13G/A filed with the SEC on January 29, 2024, BlackRock, Inc. has sole voting power over 3,497,811 shares of our common stock and sole dispositive power over 3,566,611 shares of our common stock. The principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(9) Consists of (i) 615,570 shares of common stock held by Dr. Mainolfi and (ii) 1,818,107 shares subject to options held by Dr. Mainolfi that are vested and exercisable within 60 days of March 31, 2024.

(10) Consists of (i) 54,665 shares of common stock held by Dr. Gollob and (ii) 428,174 shares subject to options held by Dr. Gollob that are vested and exercisable within 60 days of March 31, 2024.

(11) Consists of (i) 90,835 shares of common stock held by Mr. Jacobs and (ii) 547,853 shares subject to options held by Mr. Jacobs that are vested and exercisable within 60 days of March 31, 2024.

(12) Consists of (i) 6,080 shares of common stock held by Ms. Chiniara and (ii) 82,251 shares subject to options held by Ms. Chiniara that are vested and exercisable within 60 days of March 31, 2024.

(13) Consists of 54,474 shares subject to options held by Mr. Chadwick that are vested and exercisable within 60 days of March 31, 2024.

(14) Consists of 87,233 shares subject to options held by Mr. Albers that are vested and exercisable within 60 days of March 31, 2024.

(15) Consists of 72,190 shares subject to options held by Dr. Booth that are vested and exercisable within 60 days of March 31, 2024.

(16) Consists of 72,190 shares subject to options held by Dr. Esposito that are vested and exercisable within 60 days of March 31, 2024.

(17) Consists of 162,648 shares subject to options held by Dr. Horobin that are vested and exercisable within 60 days of March 31, 2024.

(18) Consists of 72,190 shares subject to options held by Dr. Hrustanovic that are vested and exercisable within 60 days of March 31, 2024.

(19) Consists of 18,666 shares subject to options held by Dr. Maraganore that are vested and exercisable within 60 days of March 31, 2024.

(20) Consists of 14,666 shares subject to options held by Ms. Morgan that are vested and exercisable within 60 days of March 31, 2024.

(21) Consists of 49,128 shares subject to options held by Ms. Ridloff that are vested and exercisable within 60 days of March 31, 2024.

(22) Consists of 12,000 shares subject to options held by Dr. Sandor that are vested and exercisable within 60 days of March 31, 2024.

(23) Includes options to purchase 3,493,547 shares of common stock exercisable within 60 days of March 31, 2024 held by executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Kymera Therapeutics’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of Kymera Therapeutics’ independent registered public accounting firm, (3) the performance of Kymera Therapeutics’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the board of directors.

Management is responsible for the preparation of Kymera Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Kymera Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Kymera Therapeutics for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of Kymera Therapeutics be included in Kymera Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF KYMERA THERAPEUTICS, INC.

Elena Ridloff, CFA, Chairperson
Pamela Esposito, Ph.D.
Joanna Horobin, M.B., Ch.B.

April 24, 2024

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and proxy statement, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: 857-285-5300. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS

A shareholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 26, 2024. However, if the date of the 2025 Annual Meeting of Shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Shareholders. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a shareholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the shareholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a shareholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to the scheduled date of such annual meeting or (B) the tenth day following the day on which public announcement of the date of such annual meeting was first made. For shareholder proposals to be brought before the 2025 Annual Meeting of Shareholders, the required notice must be received by our corporate secretary at our principal executive offices not later than March 20, 2025, and no earlier than February 18, 2025. Shareholder proposals and the required notice should be addressed to Kymera Therapeutics, Inc., 500 North Beacon Street, Fourth Floor, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

To comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the Annual Meeting, or April 19, 2025.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A

KYMERA THERAPEUTICS, INC.

2020 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Kymera Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the

Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,457,370 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) four percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the

Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit, as cumulatively increased on January 1, 2021 and each January 1 thereafter by the lesser of the Annual Increase for such year or 1,880,996 shares of Stock, subject in all cases to adjustment as provided in Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2018 Stock Option and Grant Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew,

mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a

Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Registration Date following stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: AUGUST 11, 2020

DATE APPROVED BY STOCKHOLDERS: AUGUST 14, 2020

APPENDIX B

Amendment No. 1 to the 2020 Stock Option and Incentive Plan

In accordance with Section 16 of Kymera Therapeutics, Inc. (the “Corporation”) 2020 Stock Option and Incentive Plan (the “Plan”), the Plan is hereby amended as follows, subject to approval of the Corporation’s stockholders:

1.	Section 1 of the Plan is hereby amended to include the following as a new definition:

“Outstanding Shares” means, as of a specified date, the sum of (a) number of shares of Stock issued and outstanding and (b) the number of shares of Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire Stock for a nominal exercise price.

2.	The first sentence of Section 3(a) of the Plan is hereby deleted and replaced as follows:

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,457,370 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) four percent of the Outstanding Shares on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”).

This Amendment No. 1 to the Plan (this “Amendment”) constitutes an integral part of the Plan. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Plan, as the Plan shall be in effect on the date hereof after giving effect to the Amendment.

Except as set forth herein, all of the terms and conditions of the Plan, as in effect prior to the effectiveness of this Amendment, shall continue to remain in full force and effect as originally stated therein.

ADOPTED BY BOARD OF DIRECTORS: April 17, 2024

B-1

SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET www.proxyvote.com or scan the QR Barcode above Before The Meeting - Go to Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KYMR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 p.m. Eastern Time on June 17, 2024 to be voted at the annual meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42952-P08465 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KYMERA THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following proposal: To elect three class I directors to our Board of Directors, to serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; Nominees: Pamela Esposito, Ph.D. Gorjan Hrustanovic, Ph.D. Victor Sandor, M.D.C.M. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers; ! ! ! The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and ! ! ! The Board of Directors recommends you vote FOR the following proposal: 4. To approve an amendment to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan. ! ! ! NOTE: To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/KYMR2024 and vote during the meeting. Have your 16-digit control number available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. KYMERA THERAPEUTICS, INC. Annual Meeting of Shareholders June 18, 2024 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Nello Mainolfi, Ellen Chiniara and Bruce Jacobs, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of KYMERA THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, ET on June 18, 2024, at www.virtualshareholdermeeting.com/KYMR2024, and any adjournment or postponement thereof. The shareholder(s) acknowledge(s) receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side